REDWOOD TRUST

The Redwood Review

2nd Quarter 2006

INTRODUCTION		2
SHAREHOLDER LETTER		3
ABOUT REDWOOD TRUST		6
BUSINESS GROUP DISCUSSION
»	Residential Group	10
»	Commercial Group	13
»	CDO Group	15
FINANCIAL REVIEW
»	Finance Group Overview	17
»	GAAP Earnings	21
»	Core Earnings	22
»	Taxable Income	23
»	Book Value per Share	26
»	Return on Equity	28
»	Credit Reserves	30
»	Dividends	32
APPENDIX
»	Glossary	35
»	Financial Tables	41

We file quarterly reports on Form 10-Q and annual reports on Form 10-K with the Securities and Exchange Commission. Those filings and our quarterly earnings press releases provide information about our financial results from the perspective of Generally Accepted Accounting Principles (GAAP). These documents are available on our web site, www.redwoodtrust.com. We urge you to study them, as there is much to learn about Redwood Trust there.

In the Redwood Review, you have the opportunity to learn more about Redwood Trust through a discussion of GAAP results and also a discussion of tax results and other non-GAAP measures. You will first find a quarterly letter to our shareholders, and then a background section on Redwood Trust that highlights the key aspects of our business. Following that is a discussion of current trends within each of the business groups that comprise Redwood Trust, a review of various financial indicators for our business, a glossary explaining some of the specialized terms we use, and then tables that provide supplementary financial data.

On a basic level, our primary business - assuming the credit risk of securitized residential and commercial real estate loans - is not that difficult to understand. The details and business metrics, however, can get complicated. We hope that the Redwood Review provides some insight and serves as a useful tool for better understanding your investment in Redwood Trust.

We expect that the form and content of the Redwood Review will evolve over time. We welcome your input during this process.

CAUTIONARY STATEMENT: This Redwood Review contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, including the words "anticipated," "estimated," "should," "expect," "believe," "intend," and similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our 2005 Annual Report on Form 10-K under Item 1A "Risk Factors." Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are detailed from time to time in reports filed by us with the Securities and Exchange Commission, including Forms 10-K, 10-Q, and 8-K. Important factors that may impact our actual results include changes in interest rates and market values; changes in prepayment rates; general economic conditions, particularly as they affect the price of earning assets and the credit status of borrowers; the level of liquidity in the capital markets as it affects our ability to finance our real estate asset portfolio; and other factors not presently identified. In light of these risks, uncertainties, and assumptions, the forward-looking events mentioned in, discussed in, or incorporated by reference into this Review might not occur. Accordingly, our actual results may differ from our current expectations, estimates, and projections. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Dear Shareholders:

This is an interesting time in the real estate markets. Despite a higher level of uncertainty than we have faced in several years, we feel very good about our opportunities as we move forward. We have taken steps to build what we believe is a strong balance sheet, which should allow us to both absorb and also to take advantage of a serious real estate downturn should that occur.

While events in various real estate sectors unfold, we continue to grow our business along planned lines. We are increasing our permanent asset base at a modest annual rate of 10% to 15% this year. We are being cautious in our residential real estate credit-enhancement business, with only a small amount of net growth in equity utilization planned for 2006. The bulk of our 2006 net growth is coming from investments in commercial real estate credit-enhancement securities.

The commercial real estate markets have been showing signs of health for some time, with decreases in vacancy rates in many areas, increased income generation, rising property prices, and low loan delinquencies and defaults. Prices of commercial properties are high relative to current income levels, but they are not so high relative to replacement costs.

Although commercial real estate is strong, we are taking a cautious investment approach because commercial real estate loan underwriting standards remain aggressive. We are picking our spots in this sector and only credit-enhancing commercial real estate securitizations when we feel comfortable with underwriting standards. We do not feel pressure to do a deal. We would prefer to do no deals at all than to compromise on either the overall quality of the proposed pool or our ability to kick out or modify the weaker loan credits within a pool.

Our CDO group continues to create attractive assets for our permanent asset portfolio. We sponsored one CDO securitization in the first half of 2006 and we expect to sponsor one or two additional transactions in the second half. We called an Acacia CDO securitization in the first half of 2006 and expect to call another this year. In a call of a CDO transaction, we repurchase all the outstanding Acacia CDO securities at their par value, giving us control of the underlying collateral that we then sell or resecuritize. This reduces investment in CDO equity securities but typically creates a gain on sale that helps earnings and dividends.

We believe the CDO equity securities we have created and invest in for our portfolio are likely to produce attractive returns for our shareholders. Our CDO investment returns are somewhat insulated from direct credit risk, since the securities owned by Acacia are not the first-loss securities that stand first in line to absorb the credit risk of the underlying real estate loans. Most of Acacia's collateral securities are in the third, fourth, or fifth loss position, meaning that credit losses would have to exceed the principal value of the first and second loss securities before Acacia's assets would incur a credit loss. As a result, we expect to earn reliable cash flows from the investments we have made in Acacia's CDO equity securities.

We are acquiring new residential real estate credit-enhancement assets at a restrained pace. Due to ample liquidity in the capital markets and the tightening of credit spreads, pricing for buyers of these assets is not as attractive as it was in years past. However, if pricing for credit-sensitive residential real estate securities were to remain at current levels in future years, we would still expect to acquire these securities and to grow our residential CES business. We believe acquisitions at these prices will generate attractive earnings and dividends for our shareholders, barring a serious residential real estate recession.

Residential real estate credit conditions are softening in general, and are poor in some sub-markets. We expect residential real estate to weaken further as higher interest rates reduce speculation, leverage, aggressive underwriting, and overall exuberance. We view this correction as a normal part of the housing cycle, and as a positive step for the long-term development of residential real estate markets.

The extraordinarily favorable conditions that have existed in the residential real estate markets over the past several years are quickly ending. It is likely that participants in residential markets, including Redwood, will begin to suffer increased losses in the next few years. It seems to us that a likely scenario is that housing, consumer, and mortgage markets will muddle through as excesses are slowly wrung out over time. If this does occur, losses would certainly increase, but the impact would not cause serious harm. Just as likely, in our opinion, is a serious correction in housing and consumer credit that causes stress and material losses. We believe we are prepared for either possibility. We anticipate that events will unfold slowly, and that it will be several years before anyone will be able to characterize the length or depth of this residential real estate slowdown with any certainty.

So how have we prepared for this uncertain environment? Most of the residential loans we credit-enhance are high quality loans, with an average loan-to-value ratio (LTV) of 68% at origination. We benefit from mortgage insurance or other credit protection on the few loans we credit-enhance that have a LTV over 80%. The borrowers have high credit scores (average FICO scores of 730) and the loans have many other indications of quality.

In addition, many of the loans we credit-enhance have now seasoned. Average seasoning is 24 months, and nearly 70% of capital we have invested to credit-enhance residential loans is backed by loans that were originated in 2004 or earlier. Home prices have risen since origination by 15% or more for many of these loans. This gives us an extra layer of protection from losses.

We believe that the specific residential loans that we credit-enhance are unlikely to be the loans that are most vulnerable to credit losses. Nevertheless, we do expect our delinquencies and losses to increase. Realized credit losses will immediately reduce our taxable earnings and our dividend distribution requirements, because tax laws do not allow us to set aside credit reserves for taxable income calculation purposes. Our GAAP earnings will be impacted significantly less due to previously established credit reserves.

In a worst-case scenario, our potential losses are generally limited to the amount we have paid for the investments we currently own. Redwood's current credit exposure from residential credit-enhancement securities is $358 million, or 36% of our equity capital base of $1 billion. Only $114 million of this exposure, representing 11% of our total equity capital, is backed by residential loans originated after 2004.

We expect that even a relatively modest amount of housing market dislocation could cause significant stress within the capital markets related to housing. If this occurs, we should be able to take advantage of attractive investment opportunities in an environment of decreased competition. This is one reason we are maintaining unutilized cash balances - so we can make new investments if asset prices decline. In such an environment, we would expect to acquire prime-quality assets at a more rapid pace. We also would likely acquire more investments in residential real estate securities backed by loans with riskier characteristics (Alt-A and sub-prime quality) than we have previously have done. This would particularly be true if housing market stress dramatically improved the risk/reward dynamics of investing in these lower-quality assets.

Our excess capital position is reducing near-term earnings, but also reduces overall risk and increases the likelihood we will have funds available to buy attractive assets in the future.

We believe our seasoned assets are somewhat protected from credit losses, and thus our earnings from these assets could provide some tailwind for our overall earnings and dividends over the next several years, even if the housing market comes under increasing stress. Furthermore, we believe that the new assets we are creating and acquiring are creating additional potential upside for the future.

At Redwood Trust, we are completely focused on real estate investing, and we believe we have developed the right business model to accomplish our objectives in this market. We expect to continue to create attractive investments for shareholders by maintaining a value-investing discipline, a highly efficient balance sheet, professional operations, strong market positions, and an entrepreneurial culture.

We thank you for your continued confidence in us.

Yours truly,

1. We are an entrepreneurial specialty finance company.

Our vision when we started Redwood Trust in 1994 was to create a company that is more efficient than banks, thrifts, and other financial institutions at investing in real estate assets.

In addition, we are building a variety of related and integrated specialty finance businesses in areas where we believe we can develop a competitive advantage.

For tax purposes, we are structured as a real estate investment trust (REIT). We also conduct business in taxable subsidiaries.

2. Our primary business is credit-enhancing securitized residential and commercial real estate loans.

Historically, money lent to homeowners and property owners came from bank deposits. Today, a growing percentage of money sourced to fund loans comes from capital markets investors who buy mortgage-asset-backed securities (MBS) - fixed income securities backed by pools of residential real estate loans (RMBS) or commercial real estate loans (CMBS).

Most of these investors want to buy AAA-rated or other investment-grade MBS that do not have a significant risk of credit loss if an underlying real estate loan defaults. In order for these securities to be marketed, someone else has to assume this risk of credit losses. Redwood Trust is a specialist in evaluating and managing real estate loan credit and our core business is assuming the risk of credit losses for securitized loans. Because Redwood Trust partially credit-enhances (or "guarantees") these securitized loans, the risk of credit loss is reduced for other capital markets investors in mortgage-asset-backed securities. As a credit-enhancer, we are exposed to real estate credit risk on many loans, but we also have the ability to produce strong financial results if the real estate loans we credit-enhance perform well.

3. We credit-enhance loans primarily by acquiring and owning first- and second-loss credit-enhancement securities.

In most securitizations of real estate loans, a variety of types of MBS are created, each with different characteristics with respect to average life, credit risk, prepayment risk, interest rate risk, and other variables.

One security is designated as the "first-loss" bond. If there are credit losses within the pool of securitized real estate loans, the principal value of the first-loss bond is reduced. If the entire principal value of the first-loss bond is eliminated due to credit losses within the securitized loan pool, then further credit losses reduce the principal value of the "second-loss" bond. Only when the entire principal value of the second-loss bond is eliminated do the other bonds issued from that securitization risk incurring credit losses. The first- and second-loss bonds are credit-enhancement securities, improving the creditworthiness of the other securities (more senior bonds) and protecting them from initial credit losses.

We typically acquire first-loss bonds at 25% to 35% of their principal value and second-loss bonds at 50% to 70% of their principal value. These bonds are acquired at a substantial discount to their principal value as future credit losses could reduce or totally eliminate the principal value of these bonds. Our return on these investments is based on how much principal and interest we receive, and how quickly it comes in.

We receive interest on the full principal value of bonds, so the interest earned on our cost basis is higher than the underlying coupon rate. For instance, on a bond with a principal value of $1 million - for which we may have paid only $300,000 - we receive interest based on the full principal value, thus providing a strong cash-on-cash return.

We typically do not receive principal payments until a few years into a deal, since the principal payments from the underlying loans are first used to pay down the most senior bonds. The amount of principal we ultimately receive is dependent on the amount of credit losses incurred before the deal is called, or when it matures.

Both the timing of principal payments received and the timing of the realization of losses are important to our investment returns. The faster we collect principal and the longer it takes to realize credit losses, the better it is for our investment returns. In an ideal environment, we would experience fast prepayments and low credit losses. We encountered this environment in 2003, 2004, and 2005. Conversely, our least favorable environment would be slow prepayments and high credit losses. If losses are high, we might never receive a principal payment. In this case, our investment return could still be positive if losses are delayed long enough for us to receive sufficient interest payments.

4. Our primary focus is on credit-enhancing high-quality loans.

Most of the real estate loans we credit-enhance are above average in terms of loan quality as compared to other securitized real estate loans. As a result, our delinquency and loss rates have been significantly lower than the national average. When market conditions are favorable, we plan to expand our credit-enhancement activities to include more loans that have average or below-average quality characteristics. Nevertheless, it is likely that the bulk of the real estate loans we credit-enhance will continue to be of above-average quality. The majority of the loans we credit-enhance have balances in excess of the lending limits (currently $417,000) set by Fannie Mae (FNMA) and Freddie Mac (FHCMC). These loans are typically referred to as jumbo loans.

Typically, 40% to 50% of the residential loans we credit-enhance are on homes located in California, which roughly equals the percentage of all jumbo loans that are located in California. We consider California to be one of the more attractive states for the residential credit-enhancement business.

5. As an integral part of our business, we also sponsor securitizations.

Our residential loan securitization business (our "conduit") acquires residential whole loans from originators, accumulates loans over a period of weeks or months, and then sells the loans to newly-created securitization entities (under the brand name "Sequoia") that we sponsor. These entities then create and sell securities backed by these loans to investors. (Occasionally we also sell loans via bulk whole loan sales.) We create economic gains on sale when the proceeds from the sale of securities exceed the purchase cost of the loans plus expenses. In our role as credit-enhancers, Redwood generally acquires the first- and second-loss bonds created by these Sequoia securitization entities as permanent investments, leaving the AAA-rated and investment grade securities to be acquired by other capital market investors. We may also acquire some of the interest-only (IO) securities (prepayment rate sensitive securities) from these securitizations.

Our CDO group also sponsors securitizations. Over a period of several months, we acquire and aggregate a pool of diverse investment-grade and non-investment grade residential and commercial real estate securities and similar assets. We then sell this pool of assets to a newly formed securitization entity (under our brand name "Acacia") that creates and sells asset-backed securities to the capital markets. We create economic gains on sale from these activities and earn ongoing management fees from outstanding Acacia transactions. Redwood typically acquires all or a portion of the CDO equity securities (which function as credit-enhanced securities) from these CDO transactions as permanent assets.

6. We are one of the leaders in our market segments.

The securitized residential real estate loan market can be divided into three segments. The first segment consists of "conforming" lower-balance loans, usually of average or better quality. Most of these loans are credit-enhanced by FNMA or FHCMC. The second segment consists of lower-quality loans that are credit-enhanced primarily by sub-prime mortgage origination companies. The third segment consists of private-label securitizations containing primarily jumbo loans of above-average or average quality (prime and Alt-A loans). Redwood is one of the largest credit-enhancers in this segment. Redwood credit-enhances $223 billion of loans that have been securitized in private-label securitizations, representing approximately 20% of the outstanding securitized loans in this segment.

Additionally, we have been developing a credit-enhancement business for commercial real estate loans since 1998. We currently credit-enhance $29 billion of commercial loans, representing approximately 5% of the outstanding commercial real estate loan balances that have been securitized.

The Acacia CDO program has completed 11 CDO resecuritizations, making it one of the leading issuers of real estate CDOs.

7. We have some interesting competitive advantages.

As a non-regulated specialty finance company, we have greater freedom to operate in the capital markets and securitization markets than do financial institutions such as banks and insurance companies. We also enjoy lower operating costs.

As a public company with permanent capital, we have an advantage in investing in illiquid assets compared to investment companies, partnerships, and hedge funds. In an environment of declining liquidity, some of our competitors may suffer investor withdrawals, forcing them to sell assets at a time when prices are low and asset acquisition opportunities are attractive.

As a REIT, we have tax advantages relative to corporations that have to pay corporate income taxes, typically one of the largest costs of doing business.

With $1 billion of equity capital focused on one integrated business, we have size advantages that bring economies of scale as well as marketing and operating advantages.

As a company with a small number of employees (90 as of June 30, 2006), we have a strong culture that is entrepreneurial, innovative, focused, and disciplined.

8. We maintain a strong balance sheet.

Compared to most financial institutions, we use very little debt financing. At June 30, 2006, we had $1.0 billion in equity capital and $0.5 billion of debt. We may utilize more debt in the future, depending on which businesses we develop over time. Nevertheless, we expect to maintain a strong balance sheet.

We currently utilize only equity capital to fund the credit-enhancement securities and other assets we hold as permanent assets for investment purposes. We use a combination of debt and equity to fund our inventory assets - assets that are acquired by our conduit and our CDO group on a temporary basis for re-sale to a securitization entity.

Our balance sheet is also strong because our maximum exposure to losses caused by credit risk is limited to our investment in credit-enhancement securities. In other words, our maximum loss within our credit-enhancement business is less than our equity capital base.

9. We pay a regular dividend and may pay a special dividend.

As a REIT, we are required to distribute to shareholders as dividends at least 90% of our REIT taxable income, which is our income as calculated for tax purposes (exclusive of income earned in taxable subsidiaries). In order to meet our dividend distribution requirements, we have been paying both a regular quarterly dividend and a year-end special dividend.

We set our regular quarterly dividend at a rate that we believe is reasonably likely to be sustainable over time under most market conditions. Our regular dividend rate is currently $0.70 per share per quarter, and our Board of Directors has indicated its intention is to maintain this quarterly regular dividend rate throughout 2006. Based on a share price of $47.58 as of July 31, 2006, the indicated yield to shareholders at the regular dividend rate is 5.9% ..

If we earn more REIT taxable income than is required to fund the regular dividend, we will likely pay a special dividend. We expect our special dividend amount will be highly variable, and we may not pay a special dividend every year. We are currently forecasting that we will pay a special dividend in December 2006, although we believe the size of this special dividend is likely to be less than the $3.00 per share special dividend we paid in December 2005. Our dividend policies, distribution practices, and outlook may change over time.

10. We are a growth company.

The amount of real estate loans outstanding and the percentages of these loans that are securitized have grown rapidly over the past several years. This is a long-term trend that we expect will continue, although there could be a cyclical slowing in the short-run. With our competitive advantages in a growing market, we expect over time to have the opportunity to increase the size of our credit-enhancement and related businesses while also improving our book value per share, producing an attractive return on equity, and maintaining our regular dividend rate. The biggest risk to this outlook would be a serious and prolonged real estate recession.

Description

Redwood's residential group credit-enhances securitized residential real estate loans by acquiring and owning first-loss, second-loss, and other credit-enhancement securities. The residential group also invests in other residential assets, including interest-only securities. The residential group assists Redwood's CDO group in the selection and management of the residential real estate assets owned by the Acacia CDO securitization entities that Redwood has sponsored.

In addition, the residential group operates as a conduit, acquiring residential real estate loans from mortgage origination companies and selling them via whole loan sales or via securitization under the Sequoia brand name.

Discussion

We are in the initial phases of a changing housing and mortgage market. It is still too early to accurately assess the potential level and severity of future credit losses. So far, overall credit performance of our CES remains excellent. In addition, we continue to benefit from fast prepayment rates, especially on our ARM and Neg Am ARM CES investments.

In total, at June 30, 2006, we owned $358 million of residential CES held as permanent investments (including CES acquired from Sequoia). These investments credit-enhance $223 billion of underlying loans. The potential upside return from these assets is considerable if credit losses remain low, as the amount of purchase discount that we are not currently amortizing for these assets (as we have set it aside as a credit reserve) was $426 million, or $17 per share, at June 30, 2006. Total credit losses in this portfolio for the second quarter of 2006 were $2 million.

Even though our CES investments appear well positioned, our residential group remains intensely focused on scrutinizing credit performance data on a portfolio level (by vintage, geographic region, and originator), on a bond level, and on a loan level. The data assists us in managing our existing investments by reducing losses through active loss mitigation and targeted sales. In July 2006, we sold $16 million CES (primarily second-loss securities) generating a GAAP gain of approximately $2 million.

From an acquisition standpoint, we remain active, but cautious. In the second quarter, we acquired $38 million residential CES. In the third quarter through July 2006, we have acquired or committed to acquire $5 million residential CES. We are temporarily restraining our CES investment growth until the real estate picture becomes clearer. We are maintaining excess cash balances so we can take advantage of opportunities should stress in the housing markets, or stress in the capital markets, cause prices of credit-sensitive residential assets to decline. While we will be closely watching the prime markets, we believe additional attractive opportunities may arise in non-investment grade securities backed by Alt-A and sub-prime loans.

We have been preparing to take advantage of potential opportunities in the non-prime sectors of the residential markets by building our Alt-A and sub-prime loan capacity, deepening our credit expertise, and expanding our surveillance and loss mitigation capabilities. We view investing in Alt-A and sub-prime credit securities at the right point in the cycle as a natural extension of (but not a replacement for) our prime CES business. Furthermore, we have been an active investor for many years in investment-grade securities backed by medium and lower quality loans through our Acacia program. At June 30, 2006, Acacia owned $316 million investment-grade Alt-A residential securities and $407 million investment-grade sub-prime residential securities. To date, the performance of these securities has been excellent.

The vast majority of Redwood's credit exposure will remain with prime loans. However, over time, we expect that we may have an attractive opportunity to allocate an increased portion of our capital to investments in credit securities backed by Alt-A and sub-prime loans. Until these markets become more attractive, our investments in lower-quality CES will be small and selective. Year to date through July 2006, we have acquired or committed to acquire $12 million Alt-A non-investment grade CES and $3 million sub-prime non-investment-grade CES. These investments are permanent assets funded with equity capital.

Activity in our residential conduit increased in the second quarter. From the beginning of the second quarter through July, we acquired or committed to acquire $1.2 billion of residential whole loans. These are prime-quality hybrid and ARM loans. We expect to sell these loans to Sequoia for securitization. Our goal was to break-even on these transactions while building our customer base and expanding our product menu beyond our traditional one- and six-month LIBOR loan product. However, for these loans recently acquired, we currently expect to realize a small loss upon securitization (or whole loan sale) due to spread widening and other factors. Market volatility will always be an issue in the securitization business. We have generally made gains from market volatility in the past, and we expect to generate gains in the future as we expand our conduit business and further develop flow opportunities.

Some of the recent headlines about rising mortgage delinquencies (and other signs of weakness in the housing markets) could cause alarm. While rising delinquencies are clearly an important and troubling early warning sign, the risk of loss is ultimately dependent on the mortgage loan balance relative to the foreclosure value of the home. In assessing credit risk, the first layer of protection is the initial LTV or equity cushion at the time of origination. Redwood's CES investments are backed by loans that started with an average weighted average LTV of 68%. Additionally, as approximately 70% of our capital we have invested to credit-enhance residential loans is backed by the loans that were originated prior to 2005, we have an extra level of protection as a result of strong home price appreciation since that time.

Another important credit consideration is geographic concentration, as housing weakness is likely to vary significantly from market to market. The largest geographic concentration of loans underling our CES portfolio is California, where 47% of the current loan balances are located, followed by Florida (6%), New York (5%), and Virginia (4%). Serious delinquencies as a percentage of original balance of the loan pools we credit-enhance are 0.13% for California, 0.18% for New York, and 0.08% for Virginia. Of our most important states, only Florida, with delinquencies at 0.46%, has shown recent weakness.

Chart 1: CES Permanent Asset Activity ($ millions)

Chart 2: Residential CES Portfolio by Vintage (by Market Value)

Chart 3: Seriously Delinquent Loan %

Chart 4: Actual Credit Losses ($ millions)

Description

The commercial group credit-enhances securitized commercial real estate loans by acquiring and owning first-loss and other commercial CES. We also invest in other commercial real estate assets.

We work together with Redwood's CDO group to acquire and manage CMBS and other commercial real estate assets for the Acacia CDO resecuritization transactions that Redwood sponsors.

Discussion

Commercial real estate fundamentals remain strong, although commercial loan underwriting standards are aggressive.

At Redwood, we have a commercial real estate team that has a number of competitive advantages. Our experience in commercial credit analysis helps us identify those commercial real estate securities that meet our underwriting standards. As the buyer of the first-loss security of CMBS transactions, we can influence the loan quality for the transactions we credit-enhance because we can negotiate to "kick out" loans we do not like and we can re-price or restructure loans that would otherwise be too risky. In this way, we shape the risk/reward characteristics of the investments we choose to make.

To date, we have invested in the first-loss securities from 16 CMBS transactions. Our total investment in these permanent assets was $76 million at June 30, 2006. We fund these investments with equity. Permanent equity capital commitments to CMBS CES in the first half of 2006 totaled $16 million. For 2006 as a whole, we currently expect to match our total CMBS CES investment activity from the prior year of $43 million.

The $29 billion of securitized commercial real estate loans underlying our CMBS credit-enhancement portfolio continue to perform well. As of June 30, 2006, serious delinquencies were $24 million, or 0.08% of the current balance of total underlying loans. While delinquencies are up from the prior quarter, they remain low relative to historical CMBS delinquency levels. We incurred no credit losses on the underlying loans in the first half of 2006. Our other commercial real estate assets continue to perform as expected.

Our vision is to be an ongoing leader in credit-enhancing securitized commercial real estate loans while being an active sponsor of commercial real estate CDOs. We also expect to expand our investments over time into other types of commercial real estate assets. To this end, one of our goals for 2006 is to increase the productivity of our underwriting, due diligence, surveillance, and loss mitigation efforts through the application of process improvements and the implementation of new technologies. This has been a successful effort so far, and has greatly improved our ability to acquire and manage first-loss CMBS assets.

Chart 5: Commercial CES Geographic Distribution

Chart 6: Commercial Property Type Distribution

Chart 7: Outstanding Domestic Total Commercial Mortgages and CMBS ($ billions)

Chart 8: RWT's Commercial CES ($ millions)

Description

The Redwood CDO group sponsors resecuritizations of diverse pools of residential and commercial real estate securities and other related assets. Newly created CDO securities are issued under the Acacia brand name.

Redwood typically acquires as a permanent investment all or a portion of the CDO equity securities issued by the Acacia securitization entities. These CDO equity securities absorb initial credit losses from the underlying pool of assets owned by Acacia, and thus act as the credit-enhancement for the other (more senior) CDO securities issued by Acacia.

The primary determinant of the returns we earn from our Acacia CDO equity investments is the credit performance of the securities Acacia has purchased and the performance of the real estate loans underlying those securities.

Discussion

Redwood's $124 million portfolio of CDO equity securities continues to produce strong economic returns that exceed our 14% hurdle rate by a healthy margin. We anticipate that economic performance will remain healthy.

The securities owned by the Acacia entities have performed well, with 56 upgrades and one downgrade by the rating agencies during 2006. In addition, Standard & Poor's recently upgraded two classes of securities issued by Acacia 3.

Early in the third quarter of 2006, Acacia 10 issued CDO securities. This was the first CDO transaction sponsored by Redwood that had a significant amount of B-rated residential and commercial real estate bonds as part of its collateral pool. If we continue to sponsor transactions of this type, it will benefit Redwood's residential and commercial groups by allowing them to allocate an increasing amount of capital to first-loss securities that have the potential to provide more upside to shareholders.

In another development, Acacia 10 sold a portion of its CDO equity securities to investors other than Redwood. We believe it is important for Acacia to develop a diverse investor base for its CDO equity. This will improve Redwood's ability to grow and develop its CDO business over time. Additionally, as the sponsor and manager of the Acacia entities, Redwood earns asset management fees from Acacia to the extent that CDO equity securities are sold to investors other than Redwood.

In the second quarter, we purchased (called) the CDO securities issued by Acacia 2 at their principal value. We thereby gained control of Acacia 2's assets, many of which we sold at a gain. This call enhanced Redwood's returns as the owner of Acacia 2's CDO equity securities.

We expect to sponsor several additional Acacia CDO transactions in the next twelve months. We anticipate Redwood will acquire the majority of the equity securities created by these transactions, with other institutional investors acquiring the remainder. Given Redwood's asset sourcing capabilities and management expertise, we believe that the Acacia program will be able to continue to create attractive CDO equity investments, and a growing stream of asset management fees, for Redwood.

Chart 9: Acacia Assets under Management ($ billions)

Chart 10: Acacia Ratings Distribution

Chart 11: Acacia Collateral Rating History

Description

Redwood's finance group is responsible for financial reporting, tax, treasury, balance sheet management, and information technology.

Discussion

For the second quarter of 2006, GAAP earnings were $1.20 per share and total taxable income was $1.90 per share. Core earnings were $0.97 per share and core taxable income was $1.71 per share.

For the first half of 2006, GAAP earnings were $2.29 per share and total taxable income was $3.34 per share. Core earnings were $2.13 per share and core taxable income was $3.17 per share.

Adjusted return on equity was 14% for the second quarter, a decent result in our view.

Please see the following pages for definitions of core taxable income, core earnings, adjusted return on equity, and other non-GAAP measures, and for reconciliations of these measures to the most comparable GAAP measures.

Our core earnings have declined relative to last year. This has largely been driven by lower interest income from interest-only securities acquired from Sequoia securitizations. The flat yield curve has led to accelerated prepayments on existing Sequoia ARM loans. Faster prepayments reduce Sequoia loan balances and increase premium amortization, both of which reduce income from this source. Faster prepayments should eventually lead to higher income from the residential credit-enhancement securities we own. However, we will not recognize an increase in income from faster prepayments for some time, and we will only recognize increased income from CES if credit results remain favorable.

Higher levels of unutilized cash have also reduced our current core earnings. Additionally, total operating expenses, excluding due diligence and certain other expenses, increased by 18% from the second quarter of 2005 to 2006 due to investments in systems and infrastructure and increases in the scale, complexity, and diversity of our operations. Due diligence expenses, although higher in the second quarter than we would usually expect, are generally rising due to our broader scope of investment operations (especially with respect to commercial real estate).

On the positive side, the vast majority of our permanent investments are credit-enhancement securities and CDO equity securities that continue to benefit from strong credit performance and faster prepayments. The yields and total net interest income contribution from our residential and commercial CES and our other permanent investments continue to improve.

Looking forward over the next few years, we continue to see the potential for a generally stable to rising trend in our annual results (although quarterly and annual results could be volatile). One potential source of increased earnings in the next few years is increased utilization of our excess capital.

The most significant factor influencing our GAAP and tax earnings and dividends over time will continue to be the level of credit losses.

At June 30, 2006, we credit-enhanced $223 billion of residential real estate loans and $29 billion commercial real estate loans. We acquire and own our credit sensitive residential and commercial real estate assets at values that are significantly lower than their par (principal) value. We set aside, and do not currently amortize into income, a portion of this purchase discount equaling the amount of credit losses we expect over the life of these loans. At June 30, 2006, this credit reserve was $426 million ($16.58 per share) for residential real estate assets and was $158 million ($6.15 per share) for commercial real estate assets. Over the next ten years, we will amortize into income the remaining balance of this $584 million ($22.73 per share) credit reserve after reductions for actual credit losses incurred. To the extent that we do realize this income, it will be in addition to the income we are currently recognizing from these assets, and we will realize it more quickly if prepayments are rapid.

We also have established a credit reserve of $19 million ($0.76 per share) for residential loans owned by Sequoia that are consolidated on our balance sheet. If future credit results are favorable and this reserve is not diminished by actual losses, the reversal of the remaining reserve could be an additional source of income.

Our credit loss rate for the first half of 2006 averaged less than one basis point per year (<0.01%) of current loan balances. Total credit losses for the first half were $5 million. Due to normal seasoning trends within our portfolio and a weaker housing market, we expect losses to increase. However, we do not currently expect that losses will increase to levels that would cause economic investment returns from our assets to be unattractive.

Our business grew at an annual rate of 12% in the first half, consistent with our plan to grow by 10% to 15% for the year. We generally measure business growth with reference to the total market value of our permanent assets -- those assets that we are holding for the long term and are funding with equity. Total permanent assets increased from $568 million to $601 million in the first half of 2006 as a result of $92 million of acquisitions, $52 million of sales and calls, $32 million of pay downs, and $25 million of positive market value appreciation. Gross permanent asset acquisitions of $47 million for the second quarter were slightly greater than our first quarter total of $45 million. We are expecting that the second half will be a relatively strong one for acquisitions.

Redwood Trust Permanent Assets

As a REIT, we are required to distribute as dividends over time at least 90% of taxable earnings earned at the REIT level. (Income generated by our taxable subsidiaries is exempt from this requirement.) We entered 2006 with approximately $2.04 per share of undistributed taxable REIT income. Our estimated REIT taxable income was $3.14 per share for the first six months of 2006. It is difficult to predict with precision our REIT taxable earnings for the second half of 2006 due to volatility that can be caused by complex tax regulations governing the timing of income and expense recognition. We are expecting to pay a special dividend this year. The 2006 special dividend will most likely be less than the $3.00 per share special dividend we paid last year unless we decide to sell a significant amount of appreciated assets in the second half.

Our excess capital (cash) position increased during the second quarter from $170 million to $191 million because of asset sales and the call and sale of the assets of Acacia 2. In the third quarter, we sold B-rated portfolio assets to Acacia 10, the first CDO we have sponsored that has a meaningful amount of B-rated collateral. These third quarter sales of portfolio assets are an additional source of excess cash. Other potential sales, calls, and resecuritizations could generate cash. Even factoring in a relatively strong expected acquisition activity level for the second half of 2006, we believe we are likely to end 2006 with $100 million to $140 million of excess cash. This should be sufficient to fund continued 10% to 15% growth through 2007.

We will likely choose to continue to maintain some excess cash balances for several years because of the increased risks and opportunities that should come with a weakening housing market. As acquisitions reduce our excess cash balances over time, we may seek to issue additional equity shares.

We typically use Redwood debt to fund the accumulation of assets prior to sale to ABS securitization entities (Sequoia and Acacia). Our debt levels vary based on the timing of our asset acquisition and securitization activities and our levels of excess capital. At June 30, 2006, we had $529 million Redwood debt outstanding, an increase from $170 million at December 31, 2005. At the end of the first quarter of 2006, we had no debt outstanding.

Our assets and liabilities are currently well matched, as the net present value of our expected cash flows does not vary significantly for different future interest rate and prepayment rate scenarios. However, if we continue to acquire adjustable-rate residential CES, and our IO securities continue to pay down faster than they are replaced, over the next year or two we will increasingly be set up to benefit from higher prepayment rates and higher short-term interest rates. In order to remain well-balanced from an asset/liability perspective, we are considering adding investment-grade securities and/or whole loans funded with Redwood debt to our balance sheet as an ongoing investment. We would manage these assets and liabilities so that in combination they would benefit from slower prepayment rates and falling short-term interest rates. While this would add debt to our balance sheet, this debt would be used to fund assets that are relatively liquid and that do not have material or concentrated credit risks. This spread lending strategy could utilize some of our excess cash while not adding to our credit risk levels. It could add to profits and dividends per share while also balancing our overall balance sheet interest rate and prepayment risks.

What Is This?

Income calculated under Generally Accepted Accounting Principles in the United States.

a) Graph

GAAP Earnings per Share

b) Quarterly Update

» Our GAAP earnings were $31 million, or $1.20 per share, for the second quarter of 2006. In the second quarter of 2005, GAAP earnings were $41 million, or $1.62 per share.

» The reduction in our net income of $10 million from the second quarter of 2005 resulted from a decrease in net interest income of $9 million, an increase in operating expenses of $2 million, and an increase in due diligence expenses of $3 million. The impact of these items was offset by higher recognized gains and valuation adjustments of $3 million and lower provision for taxes of $1 million.

» Net interest income decreased primarily due to lower balances of earning assets as the result of prepayments and higher balances of excess capital.

» Our yield on our credit-enhancement securities increased as a result of strong credit performance and favorable prepayment behavior on residential adjustable-rate loans.

» Operating expenses increased as the result of additions to our infrastructure and staff as we prepare for future growth, and as the result of higher due diligence expenses in 2006 related to the acquisition of credit-enhancement securities and loans.

» Net recognized gains and valuation adjustments increased primarily as a result of gains recognized from assets sold in connection with the call of Acacia CDO 2.

What Is This?

Core earnings is a profitability measure that highlights earnings that are more likely to be ongoing in nature. In calculating core earnings, we start with GAAP earnings and then exclude gains and losses on calls and sales, mark-to-market adjustments, and one-time items that are unlikely to be repeated. Table 2 in the Appendix shows a reconciliation of core to GAAP earnings.

a) Graph

Core Earnings per Share

b) Quarterly Update

» Core earnings were $25 million, or $0.97 per share, for the second quarter of 2006. In the second quarter of 2005, core earnings were $38 million, or $1.50 per share.

» Some of the volatility in our core earnings is a function of the accounting for certain assets, including the accounting for premium amortization on Sequoia's loans. The amount of premium we amortize in any one quarter will depend on both prepayments and interest rates; as a result, the level of premium amortization going forward could vary significantly from quarter to quarter.

» We still have a substantial amount of unutilized capital, and it is likely that our core earnings will not begin a sustainable trend upwards until we choose to more fully invest our capital.

» On a quarter-to-quarter basis, earnings could be volatile.

What Is This?

Total taxable income is a measure of our profitability. It is our pre-tax income as calculated for tax purposes. It includes pre-tax income earned at our parent company and qualified subsidiaries (REIT taxable income) as well as pre-tax income earned in our taxable qualified subsidiaries. Total taxable income can differ materially from GAAP earnings. Table 3 in the Appendix reconciles these two profitability measures.

Core taxable income is a profitability measure that highlights that portion of taxable income that is more likely to be ongoing in nature. In calculating core taxable income, we start with total taxable income and then exclude gains on sale, tax deductions created by the exercise of stock options, and one-time items that are unlikely to be repeated. Table 4 in the Appendix reconciles core taxable income and total taxable income to GAAP income.

REIT taxable income is the primary determinant of the minimum amount of dividends we need to distribute in order to maintain our tax status as a real estate investment trust (REIT). REIT taxable income is pre-tax profit, as calculated for tax purposes, at Redwood Trust and its REIT subsidiaries. It does not include taxable income earned at its taxable subsidiaries. Over time, we must distribute at least 90% of our REIT taxable income as dividends. A reconciliation of GAAP income to REIT taxable income appears in Table 3 of the Appendix.

a) Graphs

Total Taxable Income per Share

Core Taxable Income per Share

REIT Taxable Income per Share

b) Quarterly Update

» Each of our three measures of taxable income increased on a per share basis in the second quarter of 2006 compared to the first quarter of 2006 and compared to the second quarter of 2005. The primary drivers of higher taxable income are:

o   Higher yields recognized for tax purposes on residential CES due to faster prepayments on those CES securities backed by ARMs and Neg Am ARMs.

o   Gains realized on the sale of securities and hedges in conjunction with the call of Acacia 2.

» Our taxable income is higher than our GAAP income primarily because our credit losses in current periods continue to be lower than the longer term assumptions we make about losses when determining GAAP credit reserves, credit provisions, and income. We are not allowed to establish credit reserves for tax.

» Our REIT taxable income per share continues to exceed our regular quarterly dividend rate by a comfortable margin.

» For a variety of reasons, our taxable income results can be volatile.

What Is This?

Book value per share is the amount of equity capital we have per share of common stock outstanding. There are many different ways that equity capital can be measured. We usually focus on three measures, each of which we believe is useful for a different purpose.

GAAP book value is our common equity as calculated for GAAP purposes. It includes a mark-to-market valuation adjustment of our assets (i.e., those whose changes in market valuations are reported on our balance sheet and not our income statement.)

Core book value is GAAP book value excluding those mark-to-market adjustments of our assets reflected on our balance sheets. Core book value more closely reflects historical amortized costs rather than current market values.

Adjusted core book value is core book value less REIT taxable income that we have earned but not yet distributed as dividends to our stockholders. Adjusted core book value is a measure that provides one estimate of the amount of equity capital we have available to reinvest in new long-term assets and to generate future earnings.

A reconciliation of GAAP book value to core book value and adjusted core book value appears in Table 8 of the Appendix.

a) Graph

GAAP Book Value per Share

b) Quarterly Update

» For the second quarter of 2006, after including the effect of declaring $0.70 per share of regular dividends, GAAP book value per share increased by 3% from $38.11 per share to $39.13 per share.

» Over time, our GAAP book value per share has been increasing as a result of retention of a portion of our income, increases in the market value of our assets, and issuance of stock at prices in excess of book value.

» At June 30, 2006, core book value was $35.58 per share and adjusted core book value was $32.16 per share.

» At the end of our first quarter of operations in September 1994, GAAP book value was $11.67 per share. Since that time, we have paid $36.03 per share of dividends while also increasing GAAP book value by $27.46 per share.

» Book value per share growth is not a direct indicator of our market value or an indicator of the returns available to our shareholders. If you had acquired Redwood stock at our initial public offering in August 1995, and had reinvested all dividends back into Redwood stock, your annualized compounded return as a shareholder through the second quarter of 2006 would have been 21% through July 31, 2006. Future results may vary.

What Is This?

We believe return on equity (ROE) is one of the more useful measures of the profitability of our business. ROE is the amount of profit we generate each year per dollar of equity capital. There are numerous ways we calculate returns on equity for Redwood since we monitor a number of different profit measures as well as a number of different measures of equity capital.

GAAP ROE is GAAP earnings divided by GAAP equity.

One interesting aspect to consider about GAAP ROE is that it will decline (all other things being equal) if our assets increase in market value. Many of our assets are marked-to-market through our balance sheet but not our income statement. An increase in asset market value will therefore increase GAAP equity but not our GAAP earnings, thus lowering GAAP ROE. Similarly, a decrease in asset market values will increase our GAAP ROE.

An alternative measure of ROE that may also be useful is Adjusted ROE, by which we mean GAAP income divided by core equity. Core equity excludes those balance sheet mark-to-market adjustments that are not included in our income statement. Only those asset market value changes that are included in our income statement will affect Adjusted ROE.

A reconciliation of GAAP ROE to Adjusted ROE, and of GAAP equity to core equity, appears in Table 8 of the Appendix.

a) Graph

Adjusted ROE (Annualized)

b) Quarterly Update

» GAAP ROE was 13% for the second quarter of 2006 as compared to 17% in the second quarter of 2005.

» Adjusted ROE was 14% for the second quarter of 2006 and 19% for the second quarter of 2005. Adjusted ROE is greater than GAAP ROE due to the appreciation of the market values of assets that are marked-to-market through our GAAP balance sheet. This increases our GAAP equity and thus lowers GAAP ROE.

» Over the very long term, we expect to generate an average adjusted return on equity between 11% and 18%.

What Is This?

One of our goals is to provide substantial earnings upside for shareholders if real estate credit losses in the loans we credit-enhance are low.

Our potential GAAP earnings upside from good credit performance can be estimated by referencing the size of our credit reserves. In the event we had no future credit losses, over the next ten years our GAAP earnings would be increased by the amount of our credit reserves. Our current earnings incorporate these loss estimates, so income from reversal of credit reserves would add to our current GAAP earnings run rate (all other factors being equal).

Taxable income (which determines our dividends) can be reduced only by actual, not estimated, losses. There are no credit reserves for tax. The upside for our taxable income run rate in a no credit loss scenario can be estimated (all other factors being equal) by taking current taxable income and adding back current losses.

Our investments incorporate a high degree of credit risk, so high credit loss rates would reduce GAAP earnings, taxable income, and dividends.

a) Graph

GAAP Credit Reserve per Share

b) Quarterly Update

» Our GAAP credit reserves at June 30, 2006 were $611 million, or $23.80 per share.

» At June 30, 2006, our residential credit reserves consist of $426 million ($16.58 per share) for third party CES and $19 million ($0.76 per share) for our Sequoia loans. Actual credit losses underlying our residential loans and securities were $2 million for the second quarter of 2006 and $7 million for the last twelve months.

» At June 30, 2006, our commercial credit reserves consisted of $158 million ($6.15 per share) for third party CES and $8 million ($0.31 per share) for our commercial loans. We incurred no commercial credit losses in the second quarter of 2006. Losses for the last twelve months were $2 million.

» The tax deduction for realized credit losses in the second quarter of 2006 was $0.7 million, or $0.03 per share. This deduction is less than the losses incurred on the underlying loans as we own most of our credit-sensitive assets at a tax basis that is substantially less than par (principal) value.

What Is This?

As a REIT, we are required to distribute at least 90% of our REIT taxable income each year as dividends. We have established a regular dividend rate level that we believe is reasonably likely to be sustainable. To the extent the REIT taxable income we are required or choose to distribute is greater than our regular dividend distributions, we typically make a special dividend distribution towards year-end.

a) Graphs

b) Quarterly Update

» We declared a regular quarterly dividend of $0.70 per share in the second quarter of 2006.

» We plan to permanently retain approximately 10% of the ordinary REIT taxable income we earn during 2006, and to retain 100% of the taxable income we earn at our taxable subsidiaries in 2006 (after taxes). By retaining a portion of our income, we seek to build book value per share, and thus potential earnings and dividends per share, over time.

» We also plan to defer distribution of a portion of this year's taxable income into the following year. Based on our estimates of REIT taxable income during 2005 and the first quarter of 2006, we entered the third quarter of 2006 with $88 million ($3.42 per share) of undistributed REIT taxable income.

» As a result of the above plans and results, we expect to distribute a special dividend towards the end of 2006. We currently expect the amount of this special dividend will most likely be less than the $3.00 per share special dividend we paid in the fourth quarter of 2005, unless we decide to sell a significant amount of appreciated assets.

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All companies and analysts do not calculate non-GAAP measures in the same fashion. As a result, certain measures as calculated by Redwood Trust may not be comparable to similarly titled measures reported by other companies.

ASSET-BACKED SECURITIES (ABS)

Securities backed by financial assets that generate cash flows. Each security issued from an asset-backed securitization entity has a unique priority with respect to receiving principal and interest cash flows from the assets owned by the entity.

ACACIA

Acacia is the brand name for the collateralized debt obligation (CDO) securitizations Redwood sponsors. The underlying pool of assets for these CDO securitizations consists primarily of investment-grade and non-investment-grade rated securities backed by residential prime, residential sub-prime, and commercial real estate loans. Acacia also owns related assets such as CDO securities issued by other real estate oriented CDOs, corporate debt issued by equity REITs, commercial real estate loans, and synthetic assets derived from commercial real estate assets. Redwood typically acquires the CDO equity securities issued by Acacia; these are the securities that are in the first-loss (highest risk) position with respect to absorbing any credit losses that may occur within the assets owned by the Acacia entities.

ADJUSTED CORE EQUITY (ADJUSTED BOOK VALUE)

Adjusted core equity (adjusted book value) is not a measure calculated in accordance with GAAP. Adjusted core equity is core equity less undistributed REIT taxable income that is still undeclared but that will need to be paid out. We have minimum dividend distribution requirements as a REIT. As we earn income (as calculated for tax and minimum distribution requirements) we are creating future dividend payment obligations. These obligations are not recognized for GAAP accounting, however, until dividends are declared. Cash that we have earned but that we must pay out as dividends in the near future is not cash that will be available to us to acquire long-term assets and build our business. So when we try to answer questions such as "how much equity per share do we have available to build our business and to generate dividends in the long-term?" we use adjusted core equity per share. A reconciliation of adjusted core equity to GAAP equity appears in the Appendix in Table 8.

ADJUSTABLE RATE MORTGAGES (ARMs)

Adjustable rate mortgages are loans that have coupons that adjust at least once per year. We make a distinction between ARMs (loans with a rate adjustment at least annually) and hybrids (loans that have a fixed rate period of 2 to 10 years and then become adjustable rate).

BOOK VALUE

Book value is our common equity amount. It can be calculated in a number of ways, one of which is appropriate for GAAP.

COLLATERALIZED DEBT OBLIGATIONS (CDO)

A resecuritization of a diverse pool of securities. See "Acacia".

CDO EQUITY SECURITIES

CDO equity securities are securities that bear the initial credit losses of the assets owned by securitization entities. Their function is similar to that of first-loss credit-enhancement securities issued by residential and commercial real estate loan securitizations.

CONDUIT

A group that acquires closed loans from originators, accumulates loans over a period of time, and sells these loans, seeking to generate a gain on sale. Sales are usually made via securitization, but also can be done through bulk whole loan sales.

CORE EARNINGS

Core earnings is not a measure of earnings in accordance with GAAP. We attempt to strip some of the elements out of GAAP earnings that are temporary, one-time, or non-economic in nature, or that relate to the past rather than the future. We are trying to show what the trend of underlying ongoing earnings may be. We exclude realized gains (and losses) resulting from asset sales and calls from GAAP income. We sell assets from time to time as part of our ongoing portfolio management activities. These sales can produce material gains and losses that could obscure the underlying trend of our long-term portfolio earnings, so we exclude them from core earnings. Similarly, we exclude gains from calls of residential credit-enhancement securities, as these are essentially sales of assets that produce a highly variable stream of income that may obscure some underlying income generation trends. GAAP earnings also include mark-to-market income and expenses for certain of our assets and interest rate agreements. These are unrealized market value fluctuations, and we exclude them from core earnings.

Management believes that core earnings provide relevant and useful information regarding results from operations. This information can be used in conjunction with and in addition to GAAP measures of performance. Core earnings can be useful, in part, because market valuation adjustments on only a portion of our assets and stock options and none of our liabilities are recognized through the income statement under GAAP. Thus, GAAP valuation adjustments may not be fully indicative of changes in market values on the balance sheet as a whole and may not be a reliable guide to current operating performance. Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may or may not affect ongoing earnings from operations. A reconciliation of core earnings to GAAP income appears in Table 2 of the Appendix.

CORE EQUITY (CORE BOOK VALUE)

Core equity is not a measure calculated in accordance with GAAP. Core equity is GAAP equity with mark-to-market gains and losses ("accumulated other comprehensive income") excluded. GAAP equity includes mark-to-market adjustments for certain of our assets and interest rate agreements. Core equity approximates what our equity value would be if we used historical amortized cost accounting exclusively. A reconciliation of core equity to GAAP equity appears in Table 8 of the Appendix.

CORE REIT TAXABLE INCOME

Core REIT taxable income is REIT taxable income before gains and losses on asset sales and calls and before certain other expenses such as tax deductions for stock option exercises. It represents that portion of our REIT taxable income that may be more ongoing in nature. A reconciliation of core REIT taxable income to GAAP income appears in Tables 3 and 4 of the Appendix.

CORE TAXABLE INCOME

Core taxable income is total taxable income before gains and losses on asset sales and calls and before certain other expenses such as tax deductions for stock option exercises. It represents that portion of our total taxable income that may be more ongoing in nature. A reconciliation of core taxable income to GAAP income is covered in Tables 3 and 4 of the Appendix.

CPR

Constant (or Conditional) Prepayment Rate (CPR) is an industry-standard measure of the speed at which mortgage loans prepay. It approximates the annual percentage rate at which a pool of loans is paying down due to prepayments.

CREDIT-ENHANCEMENT SECURITIES (CES)

CES absorb the initial credit losses generated by a pool of securitized assets. As a result, the more senior securities issued from that securitization are credit-enhanced (have less credit risk). These securities are also referred to as subordinated securities and B-pieces. Our permanent asset portfolio contains residential and commercial first-loss (usually non-rated) and residential second-loss (usually with a credit rating of single-B) CES securities or their equivalents. The first-loss security takes the initial risk. If losses exceed the principal value of the first-loss security, the second-loss security is at risk. The CDO equity securities we acquire from the Acacia CDO securitization transactions we sponsor effectively function as CES for those transactions. On our GAAP balance sheet, our securities portfolio includes both permanent assets and also second- and third-loss (usually rated BB) and higher-rated securities that are owned by Acacia and are consolidated on our balance sheet.

GAAP

Generally Accepted Accounting Principles in the United States.

INTEREST-ONLY SECURITIES (IOs)

IOs are specialized securities that are backed by real estate loans. They receive interest payments calculated by a formula that typically varies as a function of interest payments generated by the underlying loans within a securitization or as a function of the spread between the yield on the loans owned by a securitization entity and the cost of funds of the securities (ABS) issued by that entity. Typically, IO securities do not have a principal balance and they will not receive principal payments. Interest payments to IO securities usually equal the IO interest rate formula multiplied by a "notional" principal balance. The notional principal balance for an IO is typically reduced over time as the actual principal balance of the underlying pool of real estate loans pays down, thus reducing IO cash flows over time. IO cash flows are typically reduced more quickly if loan prepayments accelerate. The IO securities that Redwood has acquired in the past from some Sequoia residential securitizations typically earn an interest amount that varies as a function of the remaining principal balance of Sequoia loans and the spread between the yield on the residential loans owned by Sequoia and the cost of the asset-backed securities issued by Sequoia.

INVENTORY ASSETS

Inventory assets are assets that we acquire to hold for several weeks or months that we then sell to a securitization entity or as part of a whole-loan sale. We use a combination of debt and equity to fund inventory assets.

LEVERAGE RATIOS

We currently only use debt to finance on a temporary basis the accumulation of inventory assets prior to sale to a securitization entity. Thus, we do not typically have a significant amount of financial leverage. However, because of the consolidation of independent securitization entities, it appears from our GAAP consolidated financial statements that Redwood is highly leveraged, with total liabilities significantly greater than equity. These securitization structures are non-recourse to Redwood. Therefore, although included in our consolidated balance sheets, they do not represent financial leverage for Redwood. Our investment returns from the assets we own are highly dependent on the credit performance (and, to a lesser degree, interest rate and prepayment performance) of much larger balances of loans within the associated securitizations. We do take "structural leverage" in this sense, but that does not necessarily mean we are taking financial leverage.

NEGATIVE AMORTIZATION ARMS (NEG AM ARMS, OPTION ARMS, OR MTA ARMS)

Negative amortization ARMs (neg Am ARMs, option ARMs, pay option ARMs, or MTA ARMs) are monthly adjustable rate mortgages where the borrower can choose between different payment options. One of these options allows the borrower to make a minimum payment. This minimum payment is less than the interest accrued on the mortgage during that period and, in this instance, the borrower's loan balance will increase (causing negative amortization of the loan balance), in some cases in excess of the original loan balance.

PERMANENT ASSETS

We seek to invest in assets that have the potential to provide high cash flow returns over a long period of time to help support our goal of maintaining steady dividends. We typically fund long-term investment assets entirely with equity capital and not debt. We refer to the assets that meet this criteria as permanent assets. Our permanent asset portfolio primarily includes residential and commercial credit-enhancement securities, residential interest-only securities, commercial real estate loans, and CDO equity securities.

PRIME RESIDENTIAL REAL ESTATE LOANS

Prime loans are higher-quality residential loans issued to borrowers with high FICO credit scores, lower loan-to-value ratios, lower debt-to-income ratios, greater reserves, more full documentation, and other characteristics of quality loans.

PROFITABILITY RATIOS

Many financial institution analysts use asset-based profitability ratios such as interest rate spread and interest rate margin in their work analyzing financial institutions. These are asset-based measures. Because we consolidate the assets and liabilities of securitization entities for GAAP purposes, our total GAAP assets and liabilities may vary strongly over time, and may not be comparable in economic reality to assets typically used in these calculations for other financial institutions. As a result, we believe equity-based profitability ratios may be more appropriate than asset-based measures for some analyses of Redwood's operations. We believe, for example, that net interest income as a percentage of equity is a useful measure of profitability. For operating expenses, we believe useful measures are operating efficiency ratio (operating expenses as a percentage of net interest income) and operating expenses as a percentage of equity.

REIT SUBSIDIARY

A REIT subsidiary is a subsidiary of a REIT in which the assets and income are included in the parent REIT's financials.

REDWOOD DEBT

All of Redwood's debt is short-term debt. We are only using debt to fund the acquisition of our inventory assets. We obtain this debt from a variety of Wall Street firms, banks, and other institutions. In addition, we have a commercial paper facility that will allow us to issue short-term debt to finance the acquisition of residential loans as inventory prior to securitization.

REDWOOD EARNING ASSETS

Redwood earning assets is not a measure calculated in accordance with GAAP. Redwood earning assets are our permanent assets, including securities we acquired from securitizations we sponsored. All of the assets and asset-backed securities liabilities of the securitization entities we have sponsored are shown on our GAAP consolidated balance sheet, even though we do not own these assets and we are not responsible for the payment of these liabilities. For some analytical tasks (such as determining how much financial leverage Redwood carries on its balance sheet) we believe it makes more sense to consider the assets Redwood actually owns and the debt Redwood actually owes rather than including all GAAP assets and liabilities consolidated from securitization entities that are independent of Redwood. A reconciliation of Redwood earning assets to GAAP assets appears in Table 6 of the Appendix.

REAL ESTATE INVESTMENT TRUST (REIT)

An entity that makes a tax election to be taxed as a REIT, invests in real estate assets, and that meets certain qualifications. By meeting certain tests, including the distribution as dividends of at least 90% of REIT taxable income, profits are not taxed at the corporate level for a REIT to the extent that these profits are distributed as dividends to stockholders. This provides an operating cost savings as most profits are not taxed at the entity level. On the other hand, the requirement to pay out as dividends most of the REIT profits means it can be harder for a REIT to grow if using only internally-generated funds (as opposed to issuing new stock).

REIT RETAINED TAXABLE INCOME

REIT retained taxable income is not a measure calculated in accordance with GAAP. REIT retained taxable income is the taxable income earned at the REIT after dividend distributions to our shareholders, less corporate income taxes and excise taxes paid at the REIT level. A reconciliation of REIT retained taxable income to GAAP income appears in Tables 3 and 4 of the Appendix.

REIT TAXABLE INCOME

REIT taxable income is not a measure calculated in accordance with GAAP. REIT taxable income is pre-tax income calculated for tax purposes at Redwood including only its qualified REIT subsidiaries (excluding its taxable subsidiaries). REIT taxable income is an important measure as it is the basis of our dividend distributions to shareholders. We must distribute at least 90% of REIT taxable income as dividends to shareholders over time. As a REIT, we are not subject to corporate income taxes on the REIT taxable income we distribute. We pay income tax on the REIT taxable income we retain (we can retain up to 10% of the total). A reconciliation of REIT taxable income to GAAP income appears in Table 3 of the Appendix.

RETURN ON EQUITY (ROE) AND ADJUSTED RETURN ON EQUITY

ROE is the amount of profit we generate each year per dollar of equity capital. Adjusted ROE is GAAP income divided by core equity. Core equity excludes those balance sheet mark-to-market adjustments that are not included in our income statement. Thus, only those asset market value changes that are included in our income statement will affect adjusted ROE. A reconciliation of GAAP ROE to adjusted ROE appears in Table 8 of the Appendix.

SEQUOIA

Sequoia is the brand name for most of the securitizations of residential real estate loans we have sponsored.

TAXABLE SUBSIDIARY

A taxable subsidiary is a subsidiary of a REIT that pays taxes on its income. A taxable subsidiary is not limited to investing in real estate and it can choose to retain all of its after-tax profits.

TOTAL RETAINED TAXABLE INCOME

Total retained taxable income is not a measure calculated in accordance with GAAP. Total retained taxable income is the taxable income earned at the REIT after dividend distributions to our shareholders, plus all of the taxable income earned at our taxable subsidiaries, less corporate income taxes and excise taxes paid. A reconciliation of total retained taxable income to GAAP income appears in Tables 3 and 4 of the Appendix.

TOTAL TAXABLE INCOME

Total taxable income is not a measure calculated in accordance with GAAP. Total taxable income is pre-tax income for Redwood and all its subsidiaries as calculated for tax purposes. Taxable income calculations differ significantly from GAAP income calculations. The remainder of our total taxable income is income we earn in taxable subsidiaries. We pay income tax on this income and we generally retain the after-tax income at the subsidiary level. A reconciliation of total taxable income to GAAP income appears in Table 3 of the Appendix.

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FINANCIAL TABLES

Table 1: GAAP Earnings (in thousands, except per share data)
										Six Months	Six Months
	Q2:2006	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q2:2006	Q2:2005

Redwood and consolidated entities interest income	$214,544	$224,795	$234,531	$246,810	$248,786	$237,714	$205,125	$174,072	$145,384	$439,339	$486,499
Discount amortization income	14,381	14,661	11,936	12,714	8,395	9,316	9,146	9,012	9,077	29,042	17,711
Premium amortization expense	(13,193)	(13,398)	(14,451)	(15,698)	(10,203)	(8,082)	(7,105)	802	(14,463)	(26,591)	(18,285)
Provision for credit losses	2,506	(176)	(877)	805	1,527	(1,025)	(1,697)	(1,528)	(1,500)	2,330	502
Total GAAP interest income	218,238	225,882	231,139	244,631	248,505	237,923	205,469	182,358	138,498	444,120	486,427

Interest expense on Redwood debt	(1,822)	(2,072)	(3,520)	(3,789)	(1,789)	(2,694)	(2,527)	(2,299)	(2,400)	(3,894)	(4,483)

ABS expenses consolidated from trusts	(171,659)	(178,182)	(186,433)	(190,996)	(191,966)	(173,146)	(143,024)	(108,249)	(78,636)	(349,841)	(365,112)
ABS issuance expense amortization	(6,079)	(5,907)	(6,069)	(5,162)	(5,386)	(5,273)	(4,783)	(4,197)	(4,305)	(11,986)	(10,659)
ABS interest agreement expense	3,678	2,980	3,573	623	876	1,469	606	(2,888)	(5,988)	6,658	2,345
ABS issuance premium amortization income	2,363	2,526	2,793	2,733	3,140	3,747	2,644	2,823	1,233	4,889	6,887
Total consolidated ABS expense	(171,697)	(178,583)	(186,136)	(192,802)	(193,336)	(173,203)	(144,557)	(112,511)	(87,696)	(350,280)	(366,539)

GAAP net interest income	44,719	45,227	41,483	48,040	53,380	62,026	58,384	67,547	48,402	89,946	115,405

Fixed compensation expense	(3,309)	(3,437)	(2,879)	(2,802)	(2,623)	(2,778)	(2,009)	(1,959)	(1,842)	(6,746)	(5,401)
Variable compensation expense	(1,900)	(1,514)	(3,689)	(4,009)	(4,200)	(4,018)	(2,811)	(3,432)	(4,709)	(3,414)	(8,218)
Equity compensation expense	(2,991)	(2,694)	(1,341)	(248)	(972)	(631)	(396)	(144)	(560)	(5,685)	(1,603)
Other operating expense	(4,855)	(4,210)	(4,303)	(3,961)	(3,234)	(3,392)	(2,652)	(2,512)	(2,044)	(9,065)	(6,626)
Operating expenses	(13,055)	(11,855)	(12,212)	(11,020)	(11,029)	(10,819)	(7,868)	(8,047)	(9,155)	(24,910)	(21,848)

Excise taxes	(295)	(295)	(280)	(285)	(308)	(307)	165	(301)	(190)	(590)	(615)
Due diligence expenses	(2,687)	(432)	(298)	(1,075)	(117)	(757)	(291)	(2,268)	(519)	(3,119)	(873)
Variable stock option market value change	-	-	25	16	(2)	84	3	(213)	621	-	82
Total GAAP operating expenses	(16,037)	(12,582)	(12,765)	(12,364)	(11,456)	(11,799)	(7,991)	(10,829)	(9,243)	(28,619)	(23,254)

Realized gains on calls	-	-	4,266	2,914	4,421	7,548	11,205	20,472	15,246	-	11,969
Realized gains on sales	2,788	1,059	11,654	23,053	516	8,347	-	488	971	3,847	8,863
Valuation write-downs	(2,305)	(3,226)	(1,111)	(1,158)	(1,710)	(391)	(1,573)	(421)	(3,846)	(5,531)	(2,101)
Interest rate agreements valuation adjustments	5,510	297	3,066	107	(182)	(492)	(411)	47	(113)	5,807	(674)
Valuation adjustments on real estate loans	-	-	-	-	-	-	(375)	-	-	-	-
Net gains and valuation adjustments	5,993	(1,870)	17,875	24,916	3,045	15,012	8,846	20,586	12,258	4,123	18,057

Deferred tax benefit	-	-	-	-	-	-	-	-	5,180	-	-
Provision for income taxes	(3,265)	(2,760)	(4,097)	(4,693)	(4,054)	(4,677)	(4,826)	(4,962)	(1,509)	(6,025)	(8,731)
GAAP net income	$31,410	$28,015	$42,496	$55,899	$40,915	$60,562	$54,414	$72,342	$55,087	$59,425	$101,477

Diluted average shares	26,109	25,703	25,311	25,314	25,196	25,021	24,491	22,728	21,325	25,910	25,109
GAAP earnings per share	$1.20	$1.09	$1.68	$2.21	$1.62	$2.42	$2.22	$3.18	$2.58	$2.29	$4.04

Table 2: Core Earnings (in thousands, except per share data)
										Six Months	Six Months
	Q2:2006	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q2:2006	Q2:2005

GAAP net income	$31,410	$28,015	$42,496	$55,899	$40,915	$60,562	$54,414	$72,342	$55,087	$59,425	$101,477

GAAP income items not included in core earnings
Variable stock option market value change	$-	$-	$25	$16	($2)	$84	$3	($213)	$621	$-	$82
Realized gains on calls	-	-	4,266	2,914	4,421	7,548	11,205	20,472	15,246	-	11,969
Realized gains on sales	2,788	1,059	11,654	23,053	516	8,347	(76)	489	971	3,847	8,863
Valuation write-downs	(2,305)	(3,226)	(1,111)	(1,158)	(1,710)	(391)	(1,572)	(422)	(3,846)	(5,531)	(2,101)
Interest rate agreements valuation adjustments	5,510	297	3,066	107	(182)	(492)	(411)	47	(113)	5,807	(674)
Valuation adjustments on real estate loans	-	-	-		-	-	(300)	-	-	-	-
Deferred tax benefit	-	-	-	-	-	-	-	-	5,180	-	-
Total GAAP / Core earnings differences	5,993	(1,870)	17,900	24,932	3,043	15,096	8,849	20,373	18,059	4,123	18,139

Core earnings	$25,417	$29,885	$24,596	$30,967	$37,872	$45,466	$45,565	$51,969	$37,028	$55,302	$83,338

Per share analysis
GAAP earnings per share	$1.20	$1.09	$1.68	$2.21	$1.62	$2.42	$2.22	$3.18	$2.58	$2.29	$4.04

GAAP income items not included in core earnings
Variable stock option market value change	$0.00	$0.00	$0.00	$0.00	($0.00)	$0.00	$0.00	($0.01)	$0.03	$0.00	$0.00
Realized gains on calls	-	-	0.17	0.12	0.18	0.30	0.46	0.90	0.71	-	0.48
Realized gains on sales	0.11	0.04	0.46	0.91	0.02	0.33	-	0.02	0.05	0.15	0.35
Valuation write-downs	(0.09)	(0.13)	(0.04)	(0.05)	(0.07)	(0.02)	(0.06)	(0.02)	(0.18)	(0.21)	(0.08)
Interest rate agreements valuation adjustments	0.21	0.02	0.12	0.00	(0.01)	(0.02)	(0.02)	0.00	-	0.22	(0.03)
Valuation adjustments on real estate loans	-	-	-	-	-	-	(0.02)	-	(0.01)	-	-
Deferred tax benefit	-	-	-	-	-	-	-	-	0.24	-	-
GAAP / Core earnings differences per share	0.23	(0.07)	0.71	0.98	0.12	0.60	0.36	0.90	0.84	0.16	0.72

Core earnings per share	$0.97	$1.16	$0.97	$1.22	$1.50	$1.82	$1.86	$2.29	$1.74	$2.13	$3.32

Table 3: GAAP / TAX Differences (in thousands, except per share data)
										Estimated	Estimated
	Estimated		Estimated				Actual			Six Months	Six Months
	Q2:2006	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q2:2006	Q2:2005

GAAP net income	$31,410	$28,015	$42,496	$55,899	$40,915	$60,562	$54,414	$72,342	$55,088	$59,425	$101,477
GAAP/Tax differences:
Interest income and expense	15,048	6,216	(1,573)	1,353	(4,868)	(20,091)	(7,519)	(23,527)	5,208	21,264	(24,959)
Provision for credit losses	(2,506)	176	876	(805)	(1,527)	1,025	1,697	1,528	1,500	(2,330)	(502)
Deductions for realized credit losses	(686)	(1,002)	34	(562)	(737)	(438)	(247)	(127)	(506)	(1,688)	(1,175)
Long-term compensation	(165)	2,520	1,051	2,892	2,138	1,969	(1,775)	402	2,428	2,355	4,107
Stock option exercise deduction	(7)	(1,126)	(202)	(2,944)	(143)	(477)	(3,094)	(745)	(109)	(1,133)	(620)
Depreciation of fixed assets	14	176	168	60	166	151	(176)	(589)	46	190	317
Other operating expenses	(425)	(261)	(781)	283	(31)	69	(2,495)	(34)	5	(686)	38
Sale of assets to third parties	(1,189)	(798)	(4,612)	(8,041)	(2,476)	(967)	1,428	(576)	(536)	(1,987)	(3,443)
Call income of residential CES	-	204	(1,505)	(319)	120	(2,324)	(2,872)	(3,961)	(2,157)	204	(2,204)
(Loss)/gain on securitizations	-	-	-	(392)	808	2,558	10,749	11,153	10,303	-	3,366
(Loss)/gain on intercompany sales and transfers	490	(19)	(473)	170	2,371	3,260	3,256	28	(71)	471	5,631
Market valuation write downs	2,305	3,226	1,110	2,048	820	391	1,572	422	3,846	5,531	1,211
Interest rate agreements	923	(451)	707	216	53	202	(688)	(278)	502	472	255
Provision for excise tax	295	295	280	285	308	307	(165)	301	190	590	615
Provision for income tax	3,265	(703)	4,096	5,013	3,035	134	4,827	2,834	(3,672)	2,562	3,169
Total differences	17,362	8,453	(824)	(743)	37	(14,231)	4,498	(13,169)	16,977	25,815	(14,194)

Total taxable income (pre-tax)	$48,772	$36,468	$41,672	$55,156	$40,952	$46,331	$58,912	$59,173	$72,065	$85,240	$87,283

Shares outstanding at period end	25,668	25,382	25,133	24,764	24,647	24,514	24,154	23,346	21,511	25,668	24,647

Total taxable income per share	$1.90	$1.44	$1.66	$2.23	$1.66	$1.89	$2.44	$2.53	$3.35	$3.34	$3.55

Table 4: Taxable Income Estimates (in thousands, except per share data)
										Estimated	Estimated
	Estimated		Estimated				Actual			Six Months	Six Months
	Q2:2006	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q2: 2006	Q2: 2005

Total taxable income (pre-tax)	$48,772	$36,468	$41,672	$55,156	$40,952	$46,331	$58,912	$59,173	$72,065	$85,240	$87,283
Less: net gains (losses) from calls, sales and stock option exercises	4,826	(630)	5,447	14,160	5,365	17,586	18,553	26,176	23,284	4,196	22,951
Total core taxable income	$43,946	$37,098	$36,225	$40,996	$35,587	$28,745	$40,359	$32,997	$48,781	$81,044	$110,234

Total taxable income (pre-tax)	$48,772	$36,468	$41,672	$55,156	$40,952	$46,331	$58,912	$59,173	$72,065	$85,240	$87,283
Less: REIT taxable income (pre-tax)	45,040	35,382	39,969	47,118	39,237	45,161	50,009	49,030	60,344	80,422	84,398
Taxable income in taxable subs (pre-tax)	$3,732	$1,086	$1,703	$8,038	$1,715	$1,170	$8,903	$10,143	$11,721	$4,818	$2,885

Core REIT taxable income	$40,504	$36,011	$36,660	$33,065	$36,198	$30,741	$42,544	$34,272	$47,040	$76,515	$66,939
Other ordinary REIT taxable income (expense)	4,370	(1,069)	865	(2,160)	3,166	(565)	(3,094)	(745)	(109)	3,301	2,601
Ordinary REIT taxable income	44,874	34,942	37,525	30,905	39,364	30,176	39,450	33,527	46,931	79,816	$69,540
Net long-term capital gains	166	439	2,444	16,213	(127)	14,985	10,559	15,503	13,413	605	14,858
REIT taxable income (pre-tax)	45,040	35,382	$39,969	$47,118	$39,237	$45,161	$50,009	$49,030	$60,344	80,422	84,398

REIT taxable income (pre-tax)	$45,040	35,382	$39,969	$47,118	$39,237	$45,161	$50,009	$49,030	$60,344	$80,422	$84,398
Excise taxes	(295)	(295)	(280)	(285)	(308)	(307)	293	(301)	(190)	(590)	(615)
Income taxes	(1,802)	(1,712)	(1,230)	(1,641)	(1,830)	(1,450)	14	(1,537)	(2,151)	(3,514)	(3,280)
REIT taxable income available for distribution	$42,943	$33,375	$38,460	$45,192	$37,099	$43,404	$50,316	$47,192	$58,003	$76,318	$80,503

Core income (loss) in taxable subs (pre-tax)	$3,442	$1,086	($436)	$7,931	($611)	($1,996)	($2,185)	($1,275)	$1,741	$4,528	($2,607)
Income from calls and sales in taxable subs (pre-tax)	290	-	2,139	107	2,326	3,166	11,088	11,418	9,980	290	5,492
Taxable income in taxable subs (pre-tax)	3,732	1,086	1,703	8,038	1,715	1,170	8,903	10,143	11,721	4,818	$2,885
Income tax for taxable subs (actual tax due)	(1,700)	(530)	(572)	(3,652)	(870)	(830)	(5,773)	(4,574)	(1,600)	(2,230)	(1,700)
After-tax income in taxable subs	$2,032	$556	$1,131	$4,386	$845	$340	$3,130	$5,569	$10,121	2,588	$1,185

REIT taxable income available for distribution	42,943	$33,375	$38,460	$45,192	$37,099	$43,404	$50,316	$47,192	$58,003	$76,318	$80,503
After-tax income in taxable subs	2,032	556	1,131	4,386	845	340	3,130	5,569	10,121	2,588	1,185
Total taxable income (after-tax)	$44,975	$33,931	$39,591	$49,578	$37,944	$43,744	$53,446	$52,761	$68,124	$78,906	$81,688

Taxable income (after-tax) retained in tax subs	$2,032	$556	$1,131	$4,386	$845	$340	$3,130	$5,569	$10,121	$2,588	$1,185
REIT retained taxable income (after-tax) (1)	2,166	1,312	1,553	1,165	1,798	1,261	4,252	1,515	2,352	3,479	3,059
Total retained taxable earnings (after-tax)	$4,198	$1,868	$2,684	$5,551	$2,643	$1,601	$7,382	$7,084	$12,473	$6,067	$4,244

Shares outstanding at period end (000)	25,668	25,382	25,133	24,764	24,647	24,514	24,154	23,346	21,511	25,668	24,647

Per share outstanding at quarter end
Total taxable income (pre-tax)	$1.90	$1.44	$1.66	$2.23	$1.66	$1.89	$2.44	$2.53	$3.35	$3.34	$3.55
Core taxable income (pre-tax)	$1.71	$1.46	$1.44	$1.66	$1.44	$1.17	$1.67	$1.41	$2.27	$3.17	$2.61
REIT taxable income (pre-tax)	$1.75	$1.39	$1.59	$1.90	$1.59	$1.84	$2.07	$2.10	$2.81	$3.14	$3.43
Taxable income at taxable subsidiaries	$0.16	$0.04	$0.07	$0.32	$0.07	$0.05	$0.37	$0.43	$0.54	$0.20	$0.12
Total retained taxable earnings (after-tax)	$0.16	$0.07	$0.11	$0.22	$0.11	$0.07	$0.31	$0.30	$0.58	$0.23	$0.18

(1) REIT retained taxable income equals 10% of ordinary REIT taxable income less income taxes and excise taxes.

Table 5: Retention and Distribution of Taxable Income (in thousands, except per share data)

	Estimated		Estimated				Actual			Six Months	Six Months
	Q2:2006	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q2:2006	Q2:2005
Dividends declared	$17,967	$17,767	$92,150	$17,335	$17,253	$17,160	$146,707	$15,642	$14,412	$35,734	$34,413
Dividend deduction on stock issued through DRIP	239	176	263	128	112	56	1,048	844	712	415	168
Total dividend deductions	$18,206	$17,943	$92,413	$17,463	$17,365	$17,216	$147,755	$16,486	$15,124	$36,149	$34,581

Regular dividend per share	$0.70	$0.70	$0.70	$0.70	$0.70	$0.70	$0.67	$0.67	$0.67	$1.40	$1.40
Special dividend per share	-	-	3.00	-	-	-	5.50	-	-	-	-
Total dividends per share	$0.70	$0.70	$3.70	$0.70	$0.70	$0.70	$6.17	$0.67	$0.67	$1.40	$1.40

Undistributed beginning of period REIT taxable income (pre-tax):	$65,332	$51,213	$106,719	$80,166	$62,218	$37,291	$138,981	$109,790	$69,263	$51,213	$37,291
REIT taxable income (pre-tax)	45,040	35,382	39,970	47,118	39,237	45,161	50,009	49,030	60,344	80,422	84,398
Permanently retained (pre-tax)	(4,263)	(3,320)	(3,063)	(3,102)	(3,924)	(3,018)	(3,944)	(3,353)	(4,693)	(7,583)	(6,942)
Dividend of 2003 income	-	-	-	-	-	-	-	(14,413)	(15,124)	-	-
Dividend of 2004 income	-	-	-	(2,710)	(17,365)	(17,216)	(147,755)	(2,073)	-	-	(34,581)
Dividend of 2005 income	(18,206)	(17,943)	(92,413)	(14,753)	-	-	-	-	-	(36,149)	-
Undistributed REIT taxable income at end of period:	$87,903	$65,332	$51,213	$106,719	$80,166	$62,218	$37,291	$138,981	$109,790	$87,903	$80,166

Undistributed REIT taxable income (pre-tax)
From 2003's income	$-	$-	$-	$-	$-	$-	$-	$-	$14,413	$-	$-
From 2004's income	-	-	-	-	2,710	20,075	37,291	138,981	95,377	-	2,710
From 2005's income	15,064	33,270	51,213	106,716	77,456	42,143	-	-	-	15,064	77,456
From 2006's income	72,839	32,062	-	-	-	-	-	-	-	72,839	-
Total	$87,903	$65,332	$51,213	$106,716	$80,166	$62,218	$37,291	$138,981	$109,790	$87,903	$80,166

Shares outstanding at period end	25,668	25,382	25,133	24,764	24,647	24,514	24,154	23,346	21,511	25,668	24,647
Undistributed REIT taxable income (pre-tax)
per share outstanding	$3.42	$2.57	$2.04	$4.31	$3.25	$2.54	$1.54	$5.95	$5.10	$3.42	$3.25

Table 6: Assets (all $ in millions)

	Q2:2006	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q1:2004

Residential loans owned by Redwood	$351	$87	$45	$17	$300	$256	$193	$259	$161	$97
Residential loans consolidated from entities	9,962	11,741	13,649	16,324	19,083	21,237	22,015	21,299	19,755	17,989
Total GAAP residential loans	10,313	11,828	13,694	16,341	19,383	21,493	22,208	21,558	19,916	18,086

HELOC loans owned by Redwood	-	-	-	-	-	-	-	-	-	-
HELOC loans consolidated from entities	140	162	181	215	247	279	296	317	327	-
Total GAAP HELOC loans	140	162	181	215	247	279	296	317	327	-

Commercial loans owned by Redwood	2	2	7	21	16	22	32	21	25	14
Commercial loans consolidated from entities	36	53	53	35	26	35	22	12	8	8
Total GAAP commercial loans	38	55	60	56	42	57	54	33	33	22

Residential CES owned by Redwood	409	305	311	338	469	373	351	327	312	256
Residential CES consolidated from entities	306	339	302	326	237	238	211	170	131	119
Total GAAP residential CES	715	644	613	664	706	611	562	497	443	375

Commercial CES owned by Redwood	76	67	58	44	29	29	14	9	2	2
Commercial CES consolidated from entities	-	-	-	-	-	-	-	-	-	-
Total GAAP Commercial CES	76	67	58	44	29	29	14	9	2	2

Other securities owned by Redwood	240	53	167	234	208	70	115	161	213	237
Other securities consolidated from entities	1,630	1,765	1,582	1,549	1,441	1,435	1,266	1,069	881	698
Total GAAP other securities	1,870	1,818	1,749	1,783	1,649	1,505	1,381	1,230	1,094	935

Cash owned by Redwood	106	85	176	163	72	65	57	76	38	58
Restricted cash consolidated from entities	86	131	72	59	48	58	36	45	20	14
Accrued interest receivable	67	73	76	80	85	82	72	62	49	44
Principal receivable	1	2	-	2	-	-	3	1	12	-
Interest rate agreements	54	48	31	25	13	29	16	10	17	1
Deferred tax asset	5	5	5	8	7	8	11	9	5	-
Deferred asset-backed security issuance costs	46	52	54	56	59	63	61	58	53	47
Other assets	13	10	8	9	6	6	7	7	7	6
Total GAAP assets	$13,530	14,979	$16,777	$19,505	$22,346	$24,285	$24,778	$23,912	$22,016	$19,590

Residential loans owned by Redwood	$351	$87	$45	$17	$300	$256	$193	$259	$161	$97
HELOC loans owned by Redwood	-	-	-	-	-	-	-	-	-	-
Commercial loans owned by Redwood	2	2	7	21	16	22	32	21	25	14
Residential CES owned by Redwood	409	305	311	338	469	373	351	327	312	256
Commercial CES owned by Redwood	76	67	58	44	29	29	14	9	2	2
Other securities owned by Redwood	240	53	167	234	208	70	129	170	215	239
Cash owned by Redwood	106	85	176	163	72	65	57	76	38	58
Assets of securitizations for GAAP	12,074	14,060	15,767	18,449	21,034	23,224	23,810	22,867	21,102	18,814
ABS liabilities of entities for GAAP	(11,898)	(13,930)	(15,585)	(18,238)	(20,815)	(23,057)	(23,630)	(22,680)	(20,923)	(18,630)
Redwood earning assets - GAAP basis	$1,360	$729	$946	$1,028	$1,313	$982	$956	$1,049	$932	$850

Table 7: Liabilities and Equity (in millions)

	Q2:2006	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004

Redwood debt: short-term	$529	$-	$170	$162	$453	$199	$203	$246	$270
Redwood debt: long-term	-	-	-	-	-	-	-	-	-
Total Redwood debt	529	-	170	162	453	199	203	246	270

ABS issued, consolidated from entities	11,775	13,788	15,422	18,049	20,598	22,821	23,383	22,449	20,724
Unamortized IO issuance premium	106	124	143	163	186	202	210	185	161
Unamortized ABS issuance premium	17	18	20	25	31	34	37	46	38
ABS obligations of entities	11,898	13,930	15,585	18,237	20,815	23,057	23,630	22,680	20,923

Accrued interest payable	47	43	41	42	43	38	35	29	22
Interest rate agreements	4	0	1	1	3	0	1	7	1
Accrued expenses and other liabilities	29	21	28	30	23	26	29	32	28
Dividends payable	18	18	17	17	17	17	16	16	14
Total GAAP liabilities	12,525	14,012	15,842	18,489	21,354	23,337	23,914	23,010	21,258

Common stock and paid-in capital	854	839	825	808	803	795	773	727	625
Accumulated other comprehensive income	91	82	74	117	137	125	105	97	111
Cumulative GAAP earnings	740	709	681	639	583	542	482	427	355
Cumulative distributions to shareholders	(681)	(663)	(645)	(548)	(531)	(514)	(496)	(349)	(333)
GAAP stockholders' equity	1,004	967	935	1,016	992	948	864	902	758

Total GAAP liabilities and equity	$13,530	$14,979	$16,777	$19,505	$22,346	$24,285	$24,778	$23,912	$22,016

Total Redwood debt	$529	$0	$170	$162	$453	$199	$203	$246	$270
GAAP stockholders' equity	1,004	967	935	1016	992	948	864	902	758
Redwood total capital	$1,533	$967	$1,105	$1,178	$1,445	$1,147	$1,067	$1,148	$1,028

Redwood debt to equity	53%	0%	18%	16%	46%	21%	23%	27%	36%
Debt to capital	35%	0%	15%	14%	31%	17%	19%	21%	26%

Redwood earning assets	$1,360	$729	$946	$1,028	$1,313	$982	$956	$1,049	$932
Redwood debt	529	0	170	162	453	199	203	246	270
Redwood net earning assets (GAAP basis)	831	729	776	866	860	783	739	794	660
Working capital and other	173	238	159	150	132	165	125	108	98
GAAP stockholders' equity	$1,004	$967	$935	$1,016	$992	$948	$864	$902	$758

Equity to earning assets	74%	113%	99%	99%	76%	97%	92%	87%	82%

Table 8: Book Value and Profitability (in thousands, except per share data)
										Six Months	Six Months
	Q2:2006	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q2:2006	Q2:2005

GAAP stockholders equity	$1,004,265	$967,333	$934,960	$1,016,065	$991,757	$948,001	$864,156	$901,841	$757,940	$1,004,265	$991,757
Balance sheet mark-to-market adjustments	90,937	81,591	73,731	117,043	137,380	124,784	105,357	96,452	111,221	90,937	137,380
Core equity	$913,328	$885,742	$861,229	$899,022	$854,377	$823,217	$758,799	$805,389	$646,719	$913,328	$854,377

Core equity	$913,328	$885,742	$861,229	$899,022	$854,377	$823,217	$758,799	$805,389	$646,719	$913,328	$854,377
REIT taxable income yet to be distributed as dividends	87,903	65,332.2	51,213.2	106,716	80,166	62,218	37,291	138,981.7	109,790.20071	87,903	80,166
Adjusted core equity	$825,425	$820,410	$810,016	$792,306	$774,211	$760,999	$721,508	$666,407	$536,929	$825,425	$774,211

Shares outstanding at quarter end	25,668	25,382	25,133	24,764	24,647	24,514	24,154	23,346	21,511	25,668	24,647

GAAP equity per share	$39.13	$38.11	$37.20	$41.03	$40.24	$38.67	$35.78	$38.63	$35.24	$39.13	$40.24
Core equity per share	$35.58	$34.90	$34.27	$36.30	$34.66	$33.58	$31.42	$34.50	$30.06	$35.58	$34.66
Adjusted core equity per share	$32.16	$32.32	$32.23	$31.99	$31.41	$31.04	$29.87	$28.55	$24.96	$32.16	$31.41

Net interest income (NII)	$44,719	$45,227	$41,483	$48,040	$53,380	$62,026	$58,384	$67,547	$48,402	$89,946	$115,405
Net interest income / average core equity	20%	21%	19%	22%	25%	31%	30%	39%	33%	20%	28%

Operating expenses (before due diligence fees, excise tax, and VSOE)	$13,055	$11,855	$12,212	$11,020	$11,029	$10,819	$7,868	$8,047	$9,155	$24,910	$21,848
Op exp (before due dilligence fees, excise tax, and VSOE)/NII	29%	26%	29%	23%	21%	17%	13%	12%	19%	28%	19%

GAAP net income	$31,410	$28,015	$42,496	$55,899	$40,915	$60,562	$54,414	$72,342	$55,087	$59,425	$101,477
GAAP net income/average core equity (adjusted ROE)	0.14%	13%	19%	25%	19%	30%	28%	42%	38%	13%	25%

Core earnings	$25,417	$29,885	$24,596	$30,967	$37,872	$45,466	$45,565	$51,969	$37,028	$55,302	$83,338
Core earnings/average core equity	11%	14%	11%	14%	18%	23%	23%	30%	25%	12%	20%

Table 9: Average Balance Sheet (in thousands)
										Six Months	Six Months
	Q2:2006	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004	Q2:2006	Q2:2005

Average real estate loans	$10,832,187	$12,599,296	$14,880,636	$17,645,610	$20,357,699	$21,981,723	$22,059,853	$20,840,848	$18,904,382	$11,710,861	$21,165,225
Average real estate securities	2,502,926	2,386,493	2,322,337	2,305,361	2,123,630	1,936,154	1,703,407	1,517,715	1,297,324	2,445,031	2,030,409
Average cash and cash equivalents	246,597	244,002	339,379	134,422	124,707	124,685	126,556	101,937	81,450	245,306	124,697
Average earning assets	13,581,710	15,229,791	17,542,352	20,085,393	22,606,036	24,042,562	23,889,816	22,460,500	20,283,156	14,401,198	23,320,331
Average other assets	587,045	609,692	806,329	905,906	759,517	520,622	430,219	416,736	327,205	598,306	640,793
Average total assets	$14,168,755	$15,839,483	$18,348,681	$20,991,299	$23,365,553	$24,563,184	$24,320,035	$22,877,236	$20,610,361	$14,999,504	$23,961,124

Average Redwood debt	$85,616	$137,181	$253,302	$297,788	$216,639	$277,423	$348,177	$404,589	$539,231	$111,256	$246,863
Average asset-backed securities issued	12,969,801	14,663,134	16,941,243	19,542,413	22,067,276	23,324,111	22,956,247	21,606,164	19,350,833	13,811,790	22,692,221
Average total obligations	13,055,417	14,800,315	17,194,545	19,840,201	22,283,915	23,601,534	23,304,424	22,010,753	19,890,064	13,923,046	22,939,084
Average other liabilities	132,936	86,938	154,823	136,769	111,294	66,188	145,752	64,916	56,424	110,064	88,930
Average total liabilities	13,188,353	14,887,253	17,349,368	19,976,970	22,395,209	23,667,722	23,450,176	22,075,669	19,946,488	14,033,110	23,028,014

Average core equity	898,409	877,212	880,329	880,482	840,098	794,866	776,833	695,488	583,875	887,870	817,650
Average balance sheet mark-to-market adjustments	81,993	75,018	118,984	133,847	130,246	100,596	93,026	106,079	79,998	78,524	115,460
Average total equity	980,402	952,230	999,313	1,014,329	970,344	895,462	869,859	801,567	663,873	966,394	933,110
Average total liabilities and equity	$14,168,755	$15,839,483	$18,348,681	$20,991,299	$23,365,553	$24,563,184	$24,320,035	$22,877,236	$20,610,361	$14,999,504	$23,961,124

Table 10: Balances & Yields (all $ in thousands)

		At period end					For period ended

		Current Face	Unamortized Premium/ (Discount)	Credit Protection	UnrealizedGain / (Loss)	Net Book Value	Average Balance	Interest Income	Yield

Total Earning Assets (GAAP)	Q2: 2004	$21,975,772	$57,582	($272,698)	$91,454	$21,852,110	$20,283,156	$138,498	2.73%
	Q3: 2004	23,883,198	102,744	(356,371)	90,818	23,720,389	22,460,501	182,358	3.25%
	Q4: 2004	24,794,021	104,063	(420,757)	95,396	24,572,723	23,889,816	205,469	3.44%
	2004	24,794,021	104,063	(420,757)	95,396	24,572,723	21,208,757	651,618	3.07%
	Q1: 2005	24,301,644	122,952	(487,952)	102,711	24,039,355	24,042,562	237,923	3.96%
	Q2: 2005	22,414,482	103,779	(522,490)	133,210	22,128,981	22,606,036	248,505	4.40%
	Q3: 2005	19,625,979	94,058	(551,562)	98,874	19,267,349	20,085,393	244,631	4.87%
	Q4: 2005	16,986,581	13,376	(527,213)	56,542	16,529,286	17,542,352	231,082	5.27%
	2005	16,986,581	13,376	(527,213)	56,542	16,529,286	21,048,582	962,140	4.57%
	Q1: 2006	15,168,319	12,215	(572,066)	50,480	14,658,948	15,229,791	225,882	5.93%
	Q2: 2006	13,865,565	(18,160)	(645,303)	56,652	13,258,755	13,581,710	218,239	6.43%

Residential Real Estate Loans	Q2: 2004	19,766,481	169,174	(20,080)	-	19,915,575	18,754,200	110,399	2.35%
	Q3: 2004	21,381,784	197,472	(21,344)	-	21,557,912	20,484,287	150,242	2.93%
	Q4: 2004	22,023,888	207,607	(23,078)	-	22,208,417	21,716,898	169,122	3.12%
	2004	22,023,888	207,607	(23,078)	-	22,208,417	19,476,842	529,045	2.72%
	Q1: 2005	21,307,080	210,375	(24,231)	-	21,493,224	21,640,501	195,143	3.61%
	Q2: 2005	19,202,109	203,480	(22,396)	-	19,383,193	20,054,970	203,796	4.06%
	Q3: 2005	16,176,357	185,814	(20,991)	-	16,341,180	17,373,023	191,925	4.42%
	Q4: 2005	13,541,402	173,299	(20,868)	-	13,693,833	14,627,880	175,124	4.79%
	2005	13,541,402	173,299	(20,868)	-	13,693,833	18,402,001	765,988	4.16%
	Q1: 2006	11,686,976	161,827	(21,014)	-	11,827,789	12,374,811	163,228	5.28%
	Q2: 2006	10,181,280	151,346	(18,212)	-	10,314,414	10,642,160	152,023	5.71%

Home Equity Lines of Credit	Q2: 2004	317,045	10,043	(267)	-	326,821	124,053	536	1.73%
	Q3: 2004	308,697	9,029	(531)	-	317,195	323,100	1,618	2.00%
	Q4: 2004	288,954	8,087	(693)	-	296,348	303,119	2,177	2.87%
	2004	288,954	8,087	(693)	-	296,348	188,254	4,331	2.30%
	Q1: 2005	272,591	7,477	(596)	-	279,472	285,142	2,558	3.59%
	Q2: 2005	241,278	6,657	(563)	-	247,372	257,515	2,467	3.83%
	Q3: 2005	210,476	5,699	(1,038)	-	215,137	224,884	1,696	3.02%
	Q4: 2005	177,840	4,907	(1,788)	-	180,959	193,707	1,475	3.05%
	2005	177,840	4,907	(1,788)	-	180,959	240,019	8,196	3.41%
	Q1: 2006	159,478	4,307	(1,358)	-	162,427	167,708	2,437	5.81%
	Q2: 2006	137,361	3,755	(1,238)	-	139,878	147,115	2,137	5.81%

Commercial Real Estate Loans	Q2: 2004	43,448	(1,261)	(8,641)	-	33,546	26,129	868	13.29%
	Q3: 2004	43,410	(1,380)	(8,641)	-	33,389	33,461	1,038	12.41%
	Q4: 2004	65,598	(2,478)	(8,641)	-	54,479	39,836	1,162	11.67%
	2004	65,598	(2,478)	(8,641)	-	54,479	30,469	3,769	12.37%
	Q1: 2005	67,365	(2,305)	(8,456)	-	56,604	56,080	1,587	11.32%
	Q2: 2005	51,778	(1,843)	(8,141)	-	41,794	45,214	1,208	10.69%
	Q3: 2005	66,348	(2,105)	(8,141)	-	56,102	47,703	1,209	10.14%
	Q4: 2005	70,091	(2,258)	(8,141)	-	59,692	59,049	1,281	8.68%
	2005	70,091	(2,258)	(8,141)	-	59,692	52,008	5,285	10.16%
	Q1: 2006	65,508	(2,200)	(8,141)	-	55,167	56,777	1,238	8.72%
	Q2: 2006	46,959	(2,096)	(8,141)	-	36,722	42,912	812	7.57%

Residential Credit Enhanced Portfolio	Q2: 2004	712,908	(121,808)	(235,535)	86,674	442,239	317,235	16,077	20.27%
	Q3: 2004	830,524	(109,367)	(298,925)	74,577	496,809	368,887	16,007	17.36%
	Q4: 2004	933,772	(108,141)	(342,706)	78,733	561,658	424,879	16,985	15.99%
	2004	933,772	(108,141)	(342,706)	78,733	561,658	349,779	64,602	18.47%
	Q1: 2005	978,878	(89,405)	(365,998)	87,919	611,394	493,412	19,624	15.91%
	Q2: 2005	1,103,737	(96,488)	(404,180)	103,126	706,195	550,460	19,439	14.13%
	Q3: 2005	1,052,813	(89,429)	(382,862)	84,279	664,801	585,663	24,368	16.64%
	Q4: 2005	1,035,874	(126,811)	(354,610)	58,196	612,649	534,420	23,133	17.31%
	2005	1,035,874	(126,811)	(354,610)	58,196	612,649	541,224	86,564	15.99%
	Q1: 2006	1,087,135	(118,990)	(373,781)	49,459	643,823	560,191	27,748	19.81%
	Q2: 2006	1,210,437	(125,274)	(425,578)	55,775	715,360	610,046	29,449	19.31%

Securities Portfolio	Q2: 2004	1,089,254	(650)	-	4,770	1,093,374	978,014	10,484	4.29%
	Q3: 2004	1,215,847	(1,466)	-	15,555	1,229,936	1,141,456	12,932	4.53%
	Q4: 2004	1,378,924	(13,895)	-	15,048	1,380,077	1,267,692	15,282	4.82%
	2004	1,378,924	(13,895)	-	15,048	1,380,077	1,062,901	48,274	4.54%
	Q1: 2005	1,522,345	(28,534)	-	11,566	1,505,377	1,423,487	18,074	5.08%
	Q2: 2005	1,656,177	(32,874)	-	25,535	1,648,838	1,548,085	19,910	5.14%
	Q3: 2005	1,818,295	(47,048)	-	12,182	1,783,429	1,687,506	23,990	5.69%
	Q4: 2005	1,810,146	(55,235)	-	(6,330)	1,748,581	1,743,808	26,316	6.04%
	2005	1,810,146	(55,235)	-	(6,330)	1,748,581	1,601,837	88,290	5.51%
	Q1: 2006	1,885,075	(60,429)	-	(7,018)	1,817,628	1,769,502	27,765	6.28%
	Q2: 2006	1,960,878	(80,256)	-	(10,621)	1,870,001	1,827,690	29,298	6.41%

Commercial Loan Credit-Enhancement Securities	Q2: 2004	8,175	2,084	(8,175)	10	2,094	2,075	61	11.76%
	Q3: 2004	26,930	8,456	(26,930)	686	9,142	7,372	346	18.77%
	Q4: 2004	45,639	12,883	(45,639)	1,615	14,498	10,836	233	8.60%
	2004	45,639	12,883	(45,639)	1,615	14,498	5,261	675	12.83%
	Q1: 2005	88,671	25,344	(88,671)	3,226	28,570	19,255	356	7.40%
	Q2: 2005	87,210	24,847	(87,210)	4,549	29,396	25,085	881	14.05%
	Q3: 2005	138,530	41,127	(138,530)	2,413	43,540	32,192	453	5.63%
	Q4: 2005	175,343	19,474	(141,806)	4,676	57,687	44,109	923	8.37%
	2005	175,343	19,474	(141,806)	4,676	57,687	30,234	2,613	8.64%
	Q1: 2006	198,681	27,700	(167,772)	8,039	66,648	56,800	989	5.34%
	Q2: 2006	222,160	34,365	(192,134)	11,498	75,889	65,190	1,648	10.11%

Cash & Equivalents	Q2: 2004	38,461	-	-	-	38,461	81,450	73
	Q3: 2004	76,006	-	-	-	76,006	101,938	175
	Q4: 2004	57,246	-	-	-	57,246	126,556	508
	2004	57,246	-	-	-	57,246	95,251	922
	Q1: 2005	64,714	-	-	-	64,714	124,685	580
	Q2: 2005	72,193	-	-	-	72,193	124,707	804
	Q3: 2005	163,160	-	-	-	163,160	134,422	990
	Q4: 2005	175,885	-	-	-	175,885	339,379	2,830
	2005	175,885	-	-	-	175,885	181,259	5,204
	Q1: 2006	85,466	-	-	-	85,466	244,002	2,477
	Q2: 2006	106,491	-	-	-	106,491	246,597	2,871

Table 11: Portfolio Activity (all $ in thousands)

		Acquisitions	Sales to Third Parties	Principal Payments	Discount / (Premium) Amortization	Credit Provision	Net Charge-offs / (Recoveries)	Net Mark-to-Market Adjustment	Net Increase / (Decrease)

Residential Real Estate Loans (GAAP)	Q2: 2004	$2,703,443	$-	($859,148)	($13,992)	($1,233)	$-	$-	$1,829,070
	Q3: 2004	2,898,165	(112,811)	(1,144,320)	2,078	(1,264)	-	489	1,642,337
	Q4: 2004	1,791,951	(865)	(1,132,854)	(5,993)	(1,535)	176	(375)	650,505
	2004	9,715,265	(113,676)	(3,596,656)	(29,423)	(6,543)	176	114	5,969,257
	Q1: 2005	832,383	-	(1,539,387)	(7,036)	(1,307)	154	-	(715,193)
	Q2: 2005	426,806	(3,378)	(2,526,236)	(8,937)	1,494	(34)	254	(2,110,031)
	Q3: 2005	332,049	(263,079)	(3,098,691)	(13,479)	1,315	90	(218)	(3,042,013)
	Q4: 2005	271,742	(240,987)	(2,665,727)	(12,544)	(128)	250	48	(2,647,346)
	2005	1,862,980	(507,444)	(9,830,041)	(41,996)	1,374	460	84	(8,514,583)
	Q1: 2006	52,691	-	(1,907,114)	(11,475)	(463)	317	-	(1,866,044)
	Q2: 2006	272,627	-	(1,777,284)	(11,521)	2,379	423	-	(1,513,376)

Home Equity Line of Credit	Q2: 2004	335,044	-	(7,706)	(250)	(267)	-	-	326,821
	Q3: 2004	-	-	(8,290)	(1,072)	(264)	-	-	(9,626)
	Q4: 2004	-	-	(19,743)	(942)	(162)	-	-	(20,847)
	2004	335,044	-	(35,739)	(2,264)	(693)	-	-	296,348
	Q1: 2005	-	-	(16,365)	(608)	97	-	-	(16,876)
	Q2: 2005	127	-	(31,439)	(821)	33	-	-	(32,100)
	Q3: 2005	-	-	(30,801)	(959)	(510)	35	-	(32,235)
	Q4: 2005	133	-	(32,773)	(790)	(749)	-	-	(34,179)
	2005	260	-	(111,378)	(3,178)	(1,129)	35	-	(115,390)
	Q1: 2006	-	-	(18,361)	(600)	322	108	-	(18,531)
	Q2: 2006	-	-	(22,117)	(552)	128	(8)	-	(22,549)

Commercial Real Estate Loans	Q2: 2004	17,066	(2,339)	(3,233)	(102)	-	-	(23)	11,369
	Q3: 2004	-	-	(29)	(128)	-	-	-	(157)
	Q4: 2004	21,305	-	(83)	(132)	-	-	-	21,090
	2004	38,371	(2,339)	(3,390)	(484)	-	-	(98)	32,060
	Q1: 2005	6,732	-	(5,267)	(30)	185	-	505	2,125
	Q2: 2005	-	(11,192)	(3,769)	(99)	-	-	250	(14,810)
	Q3: 2005	14,219	(17)	158	(69)	-	-	17	14,308
	Q4: 2005	4,248	-	(506)	(152)	-	-	-	3,590
	2005	25,199	(11,209)	(9,384)	(350)	185	-	772	5,213
	Q1: 2006	-	-	(4,583)	93	(35)	-	-	(4,525)
	Q2: 2006	-	(8,408)	(10,049)	27	-	-	(14)	(18,445)

Residential Credit Enhanced Portfolio	Q2: 2004	75,027	-	(46,997)	8,847	-	-	30,746	67,623
	Q3: 2004	82,918	-	(44,822)	8,181	-	-	8,293	54,570
	Q4: 2004	72,976	-	(30,900)	8,443	-	-	14,330	64,849
	2004	268,529	(22,416)	(157,359)	34,108	-	-	60,069	182,931
	Q1: 2005	67,809	(27,293)	(23,932)	8,727	-	-	24,425	49,736
	Q2: 2005	87,849	-	(20,400)	7,775	-	-	19,577	94,801
	Q3: 2005	57,481	(98,775)	(18,403)	11,193	-	-	7,110	(41,394)
	Q4: 2005	54,664	(81,292)	(22,468)	10,456	-	-	(13,512)	(52,152)
	2005	267,803	(207,360)	(85,203)	38,151	-	-	37,600	50,991
	Q1: 2006	52,822	(9,650)	(17,469)	13,155	-	-	(7,684)	31,174
	Q2: 2006	89,217	(10,317)	(28,102)	12,410	-	-	8,329	71,537

Securities Portfolio	Q2: 2004	192,626	(8,333)	(10,069)	(663)	-	-	(14,686)	158,875
	Q3: 2004	144,753	-	(18,489)	(146)	-	-	10,444	136,562
	Q4: 2004	176,341	-	(25,189)	39	-	-	(1,050)	150,141
	2004	597,945	(8,475)	(63,554)	(1,254)	-	-	10,701	535,363
	Q1: 2005	168,337	(12,362)	(27,070)	115	-	-	(3,720)	125,300
	Q2: 2005	156,182	(3,012)	(22,333)	151	-	-	12,472	143,460
	Q3: 2005	190,160	-	(41,618)	566	-	-	(14,517)	134,591
	Q4: 2005	169,736	(151,620)	(38,005)	907	-	-	(15,865)	(34,847)
	2005	684,415	(166,994)	(129,026)	1,739	-	-	(21,630)	368,504
	Q1: 2006	103,866	(3,984)	(27,614)	650	-	-	(3,871)	69,047
	Q2: 2006	235,881	(152,481)	(28,618)	1,471	-	-	(3,880)	52,373

Commercial Loan Credit-Enhancement Securities	Q2: 2004	74	-	-	(42)	-	-	(85)	(53)
	Q3: 2004	6,311	-	-	60	-	-	677	7,048
	Q4: 2004	4,770	-	-	(343)	-	-	929	5,356
	2004	11,155	-	-	(325)	-	-	1,521	12,351
	Q1: 2005	12,870	-	-	(409)	-	-	1,611	14,072
	Q2: 2005	-	-	-	(346)	-	-	1,173	827
	Q3: 2005	17,182	-	-	(902)	-	-	(2,136)	14,144
	Q4: 2005	13,028	-	-	(904)	-	-	2,022	14,146
	2005	43,080	-	-	(2,561)	-	-	2,670	43,189
	Q1: 2006	6,911	-	-	(1,276)	-	-	3,326	8,961
	Q2: 2006	8,125	-	-	(1,091)	-	-	2,207	9,241

Table 12: Residential Credit Results (in thousands)

		Underlying Loans	Internally-Designated Credit Reserve	External Credit Enhancement	Total Credit Protection (1)	Total Credit Protection as % of Loans	Seriously Delinquent Loans	Seriously Delinquent Loan %	Total Credit Losses	Losses To Securities Junior to Redwood's Interest	Redwood's Share of Net Charge-offs/(Recoveries)	Total Credit Losses As % of Loans (Annualized)

Total Managed	Q2: 2004	$116,871,703	$255,615	$70,460	$326,075	0.28%	$136,654	0.12%	$1,781	$75	$1,706	<0.01%
Resi Portfolio	Q3: 2004	142,967,137	320,269	69,244	389,513	0.27%	185,023	0.13%	730	196	534	<0.01%
	Q4: 2004	148,510,685	365,784	67,650	433,434	0.29%	163,554	0.11%	689	-	689	<0.01%
	2004	148,510,685	365,784	67,650	433,434	0.29%	163,554	0.11%	3,303	271	3,032	<0.01%
	Q1: 2005	151,434,189	390,229	92,467	482,696	0.32%	217,159	0.14%	1,377	-	1,377	<0.01%
	Q2: 2005	183,248,239	426,576	141,970	568,546	0.31%	245,399	0.13%	740	196	544	<0.01%
	Q3: 2005	195,243,546	403,853	134,967	538,820	0.28%	282,850	0.14%	1,812	220	1,592	<0.01%
	Q4: 2005	183,727,043	375,478	140,907	516,385	0.28%	368,521	0.20%	1,175	-	1,175	<0.01%
	2005	183,727,043	375,478	140,907	516,385	0.28%	368,521	0.20%	5,104	416	4,688	<0.01%
	Q1: 2006	192,386,213	394,795	128,015	522,810	0.27%	474,871	0.25%	3,002	-	3,002	<0.01%
	Q2: 2006	222,869,550	443,790	127,372	571,161	0.26%	466,898	0.21%	1,464	-	1,464	<0.01%

Residential Real	Q2: 2004	19,766,481	20,080	-	20,080	0.10%	5,362	0.03%	-	-	-	0.00%
Estate Loans	Q3: 2004	21,381,784	21,344	-	21,344	0.10%	10,785	0.05%	-	-	-	0.00%
	Q4: 2004	22,023,888	23,078	-	23,078	0.10%	13,338	0.06%	176	-	176	<0.01%
	2004	22,023,888	23,078	-	23,078	0.10%	13,338	0.06%	176	-	176	<0.01%
	Q1: 2005	21,307,080	24,231	-	24,231	0.11%	16,066	0.08%	154	-	154	<0.01%
	Q2: 2005	19,202,109	22,396	-	22,396	0.12%	16,514	0.09%	(34)	-	(34)	0.00%
	Q3: 2005	16,176,357	20,991	-	20,991	0.13%	22,956	0.14%	90	-	90	<0.01%
	Q4: 2005	13,541,402	20,868	-	20,868	0.15%	37,335	0.28%	251	-	251	<0.01%
	2005	13,541,402	20,868	-	20,868	0.15%	37,335	0.28%	461	-	461	<0.01%
	Q1: 2006	11,686,976	21,014	-	21,014	0.18%	48,677	0.42%	425	-	425	<0.01%
	Q2: 2006	10,181,280	18,212	-	18,212	0.18%	47,162	0.46%	423	-	423	<0.01%

Residential Loan	Q2: 2004	97,105,222	235,535	70,460	305,995	0.32%	131,292	0.14%	1,781	75	1,706	<0.01%
CES	Q3: 2004	121,585,353	298,925	69,244	368,169	0.30%	174,238	0.14%	730	196	534	<0.01%
	Q4: 2004	126,486,797	342,706	67,650	410,356	0.32%	150,216	0.12%	513	-	513	<0.01%
	2004	126,486,797	342,706	67,650	410,356	0.32%	150,216	0.12%	3,127	271	2,856	<0.01%
	Q1: 2005	130,127,109	365,998	92,467	458,465	0.35%	201,093	0.15%	1,223	-	1,223	<0.01%
	Q2: 2005	164,046,130	404,180	141,970	546,150	0.33%	228,885	0.14%	774	196	578	<0.01%
	Q3: 2005	179,067,189	382,862	134,967	517,829	0.29%	259,894	0.15%	1,722	220	1,502	<0.01%
	Q4: 2005	170,185,641	354,610	140,907	495,517	0.29%	331,186	0.19%	924	-	924	<0.01%
	2005	170,185,641	354,610	140,907	495,517	0.29%	331,186	0.19%	4,643	416	4,227	<0.01%
	Q1: 2006	180,699,237	373,781	128,015	501,796	0.28%	426,194	0.24%	2,577	-	2,577	<0.01%
	Q2: 2006	212,688,271	425,578	127,372	552,949	0.26%	419,736	0.20%	1,041	-	1,041	<0.01%

Table 13: Residential Real Estate Loan & Credit Enhanced Securities Characteristics (at period end, in thousands)

	Jun. 2006	Mar. 2006	Dec. 2005	Sept. 2005	Jun. 2005	Mar. 2005	Dec. 2004	Sep. 2004	Jun. 2004
Residential Loans	$222,869,550	$192,386,213	$183,727,043	$195,243,546	$183,248,239	$151,434,189	$148,510,685	$142,967,137	$116,871,703
Number of loans	629,575	551,910	542,333	575,626	549,166	405,987	395,367	342,403	278,404
Average loan size	354	349	$339	$339	$334	$373	$376	$418	$420

Adjustable %	8%	11%	13%	15%	17%	22%	22%	22%	24%
Negatively Amortizing %	23%	22%	22%	17%	16%	15%	14%	12%	10%
Hybrid %	36%	33%	30%	29%	26%	24%	24%	25%	27%
Fixed %	33%	34%	36%	39%	40%	39%	39%	42%	39%

Interest Only %	28%	26%	30%	30%	31%	35%	35%	35%	37%

Southern California	25%	24%	24%	23%	23%	21%	21%	22%	21%
Northern California	22%	22%	20%	19%	19%	19%	18%	20%	20%
Florida	6%	6%	6%	6%	6%	6%	7%	6%	6%
New York	5%	5%	5%	5%	5%	5%	5%	5%	5%
Virginia	4%	4%	4%	4%	4%	4%	4%	4%	4%
New Jersey	3%	3%	3%	4%	4%	4%	4%	4%	4%
Texas	3%	3%	3%	3%	3%	3%	3%	3%	3%
Illinois	3%	3%	3%	3%	3%	3%	3%	3%	2%
Other states (none greater than 3%)	30%	29%	31%	33%	34%	35%	36%	34%	34%

Year 2006 origination	9%	1%	0%	0%	0%	0%	0%	0%	0%
Year 2005 origination	27%	27%	23%	14%	13%	6%	0%	0%	0%
Year 2004 origination	26%	29%	35%	41%	49%	52%	52%	48%	36%
Year 2003 origination	27%	31%	33%	35%	28%	31%	33%	37%	45%
Year 2002 origination	6%	7%	7%	7%	6%	7%	8%	9%	11%
Year 2001 origination or earlier	5%	5%	3%	3%	4%	5%	6%	6%	7%

Wtg Avg Original LTV
Original LTV: 0% - 20%	1%	1%	1%	1%	0%	0%	0%	0%	0%
Original LTV: 20% - 30%	2%	2%	2%	2%	2%	2%	2%	2%	2%
Original LTV: 30% - 40%	3%	3%	3%	3%	3%	3%	3%	3%	3%
Original LTV: 40% - 50%	7%	7%	8%	8%	8%	8%	8%	8%	8%
Original LTV: 50% - 60%	12%	12%	12%	12%	12%	12%	12%	13%	13%
Original LTV: 60% - 70%	22%	22%	22%	22%	23%	23%	23%	23%	23%
Original LTV: 70% - 75%	15%	15%	15%	15%	15%	15%	15%	15%	15%
Original LTV: 75% - 80%	34%	33%	34%	34%	33%	33%	33%	33%	32%
Original LTV: 80% - 90%	3%	3%	2%	2%	3%	3%	3%	2%	2%
Original LTV: 90% - 100%	1%	2%	1%	1%	2%	2%	2%	2%	2%

Wtg Avg FICO
FICO: <= 600	1%	1%	0%	0%	0%	0%	0%	0%	0%
FICO: 601 -620	1%	1%	1%	0%	0%	0%	0%	0%	0%
FICO: 621 - 640	2%	2%	2%	2%	2%	2%	2%	2%	2%
FICO: 641 -660	4%	4%	4%	4%	4%	4%	4%	4%	3%
FICO: 661 - 680	7%	7%	7%	7%	7%	7%	7%	7%	7%
FICO: 681 - 700	11%	11%	11%	11%	11%	11%	11%	11%	11%
FICO: 701 - 720	13%	13%	13%	13%	13%	13%	13%	13%	13%
FICO: 721 - 740	13%	14%	13%	14%	14%	14%	14%	14%	14%
FICO: 741 - 760	15%	15%	15%	15%	15%	16%	16%	16%	16%
FICO: 761 - 780	16%	16%	17%	17%	17%	17%	17%	18%	17%
FICO: 781 - 800	12%	12%	12%	12%	12%	11%	11%	11%	11%
FICO: >= 801	3%	3%	3%	3%	3%	2%	2%	2%	2%
Unknown	3%	3%	2%	2%	1%	2%	2%	2%	2%

Conforming at Origination %	35%	26%	26%	24%	24%	22%	20%	18%	20%
% balance in loans > $1mm per loan	9%	8%	8%	7%	7%	7%	6%	7%	8%

2nd Home %	6%	6%	6%	6%	6%	6%	6%	6%	7%
Investment Home %	3%	3%	3%	2%	3%	2%	2%	2%	2%

Purchase	39%	36%	36%	36%	35%	35%	34%	33%	32%
Cash Out Refi	30%	29%	30%	28%	27%	27%	27%	25%	25%
Rate-Term Refi	31%	34%	34%	36%	37%	37%	38%	42%	42%
Construction	0%	0%	0%	0%	0%	0%	0%	0%	0%
Other	0%	0%	0%	0%	1%	0%	0%	0%	1%

This table includes residential real estate loans and these are primarily the loans securitized by Sequoia securitization entities sponsored by Redwood as well as loans underlying residential credit-enhancement securities by Redwood.

Table 14: Commercial Real Estate Loans -- Characteristics (in thousands)

	Q2:2006	Q1:2006	Q4:2005	Q3:2005	Q2:2005	Q1:2005	Q4:2004	Q3:2004	Q2:2004
Commercial mortgage loans	$36,722	$55,167	$59,692	$56,102	$41,794	$56,604	$54,479	$33,389	$33,546
Number of loans	9	12	13	12	9	12	9	7	6
Average loan size	$4,080	$4,597	$4,592	$4,675	$4,644	$4,717	$6,053	$4,770	$5,591
Seriously delinquent loans	-	-	-	-	-	-	-	-	-
Realized credit losses	-	-	-	-	-	-	-	-	-
California %	6%	19%	25%	28%	37%	42%	44%	72%	72%

Table 15: Commercial Real Estate Loan Credit Results (all $ in thousands)

		Underlying Loans (1)	Internally-Designated Credit Securities	External Credit Enhancement	Total Credit Protection (2)	Total Credit Protection as % of Loans	Seriously Delinquent Loans	Seriously Delinquent Loan %	Total Credit Losses	Losses To Securities Junior to Redwood's Interest	Redwood's Share of Net Charge-offs/ (Recoveries)	Total Credit Losses As % of Loans (Annualized)

Total Managed Commercial Portfolio	Q2: 2004	$1,365,536	$16,816	$-	$16,816	1.23%	$-	0.00%	$-	$-	$-	0.00%
	Q3: 2004	22,285,400	35,571	1,655,482	1,691,053	7.59%	389,611	1.75%	1,351	1,351	-	0.02%
	Q4: 2004	26,139,083	54,280	1,633,055	1,687,335	6.46%	362,956	1.39%	5,135	4,959	176	0.08%
	2004	26,139,083	54,280	1,633,055	1,687,335	6.46%	362,956	1.39%	6,486	6,310	176	0.02%
	Q1: 2005	30,996,417	97,127	1,610,628	1,707,755	5.51%	288,580	0.93%	45,808	45,493	315	0.59%
	Q2: 2005	31,293,511	95,351	1,588,200	1,683,551	5.38%	254,503	0.81%	19,651	18,221	1,430	0.25%
	Q3: 2005	39,368,505	146,671	1,565,773	1,712,444	4.35%	233,170	0.59%	5,961	5,958	3	0.06%
	Q4: 2005	43,018,611	149,947	1,603,266	1,753,213	4.08%	245,598	0.57%	14,450	14,482	(32)	0.13%
	2005	43,018,611	149,947	1,603,266	1,753,213	4.08%	245,598	0.57%	85,870	84,154	1,716	0.20%
	Q1: 2006	44,638,810	175,913	1,573,585	1,749,498	3.92%	242,667	0.54%	5,082	5,045	37	0.05%
	Q2: 2006	45,117,374	200,275	1,583,675	1,770,410	3.92%	312,126	0.69%	8,931	9,069	(138)	0.08%

Commercial Real Estate Loans	Q2: 2004	43,448	8,641	-	8,641	19.89%	-	0.00%	-	-	-	0.00%
	Q3: 2004	43,410	8,641	-	8,641	19.91%	-	0.00%	-	-	-	0.00%
	Q4: 2004	65,598	8,641	-	8,641	13.17%	-	0.00%	176	-	176	1.07%
	2004	65,598	8,641	-	8,641	13.17%	-	0.00%	176	-	176	0.27%
	Q1: 2005	67,365	8,456	-	8,456	12.55%	-	0.00%	315	-	315	1.87%
	Q2: 2005	51,778	8,141	-	8,141	15.72%	-	0.00%	-	-	-	0.00%
	Q3: 2005	66,348	8,141	-	8,141	12.27%	-	0.00%	-	-	-	0.00%
	Q4: 2005	70,091	8,141	-	8,141	11.61%	-	0.00%	-	-	-	0.00%
	2005	70,091	8,141	-	8,141	11.61%	-	0.00%	315	-	315	0.45%
	Q1: 2006	65,508	8,141	-	8,141	12.43%	-	0.00%	35	-	35	0.21%
	Q2: 2006	46,959	8,141	-	8,141	17.34%	-	0.00%	-	-	-	0.00%

Commercial Loan Credit-Enhancement Securities (Investment in non-rated securities)	Q2: 2004	1,322,088	8,175	-	8,175	0.62%	-	0.00%	-	-	-	0.00%
	Q3: 2004	1,319,931	8,175	-	8,175	0.62%	-	0.00%	-	-	-	0.00%
	Q4: 2004	5,859,585	26,884	-	26,884	0.46%	-	0.00%	-	-	-	0.00%
	2004	5,859,585	26,884	-	26,884	0.46%	-	0.00%	-	-	-	0.00%
	Q1: 2005	11,498,141	69,916	-	69,916	0.61%	4,937	0.04%	-	-	-	0.00%
	Q2: 2005	12,492,337	69,916	-	69,916	0.56%	-	0.00%	-	-	-	0.00%
	Q3: 2005	20,906,898	121,240	-	121,240	0.58%	13,109	0.06%	-	-	-	0.00%
	Q4: 2005	25,881,564	128,266	-	128,266	0.50%	17,342	0.07%	-	-	-	0.00%
	2005	25,881,564	128,266	-	128,266	0.50%	17,342	0.07%	-	-	-	0.00%
	Q1: 2006	27,999,540	154,232	-	154,232	0.55%	22,606	0.08%	-	-	-	0.00%
	Q2: 2006	28,876,341	178,594	-	178,594	0.62%	23,521	0.08%	-	-	-	0.00%

Commercial Loan Credit-Enhancement Securities (Investment in re-REMIC)	Q2: 2004	-	-	-	-	0.00%	-	0.00%	-	-	-	0.00%
	Q3: 2004	20,922,059	18,755	1,655,482	1,674,237	8.00%	389,611	1.86%	1,351	1,351	-	0.03%
	Q4: 2004	20,213,900	18,755	1,633,055	1,651,810	8.17%	362,956	1.80%	4,959	4,959	-	0.10%
	2004	20,213,900	18,755	1,633,055	1,651,810	8.17%	362,956	1.80%	6,310	6,310	-	0.03%
	Q1: 2005	19,430,911	18,755	1,610,628	1,629,383	8.39%	283,643	1.46%	45,493	45,493	-	0.94%
	Q2: 2005	18,749,396	17,294	1,588,200	1,605,494	8.56%	254,503	1.36%	19,651	18,221	1,430	0.42%
	Q3: 2005	18,395,259	17,290	1,565,773	1,583,063	8.61%	220,061	1.20%	5,961	5,958	3	0.13%
	Q4: 2005	17,066,956	13,540	1,603,266	1,616,806	9.47%	228,256	1.34%	14,450	14,482	(32)	0.34%
	2005	17,066,956	13,540	1,603,266	1,616,806	9.47%	228,256	1.34%	85,555	84,154	1,401	0.50%
	Q1: 2006	16,573,762	13,540	1,573,585	1,587,125	9.58%	220,061	1.33%	5,047	5,045	2	0.12%
	Q2: 2006	16,194,075	13,540	1,583,675	1,583,675	9.78%	288,605	1.78%	8,931	9,069	(138)	0.22%

(1)  At June 30, 2006, we credit-enhanced $45 billion of commercial loans through our investments in commercial loan credit-enhancement securities.  This includes $16 billion of commercial real estate loans credit enhanced through our interests in a CMBS

(2)  The credit reserve on commercial real estate loans owned is only available to absorb losses on the commercial real estate loan portfolio.  The internally-designated credit reserves on commercial loans credit enhanced and the external credit enhanceme

Table 16: Commercial Credit-Enhancement Securities - Underlying Collateral Characteristics (all $ in thousands)

	Jun. 2006	Mar. 2006	Dec. 2005	Sep. 2005	Jun. 2005	Mar. 2005	Dec. 2004	Sep. 2004	Jun. 2004
Underlying Commercial Real Estate Loans	$28,876,341	$27,999,540	$25,881,564	$20,906,898	$12,492,337	$11,498,141	$5,859,585	$1,319,931	$1,322,088
Number of credit-enhanced loans	2,097	1,977	1,857	1,428	801	717	392	93	93
Average loan size	$13,770	$14,163	$13,937	$14,640	$15,595	$16,036	$14,948	$14,193	$14,216

State Distribution
CA	16%	17%	16%	17%	17%	17%	18%	18%	18%
NY	14%	14%	14%	14%	15%	14%	10%	0%	0%
TX	8%	8%	8%	8%	10%	9%	8%	6%	6%
FL	7%	7%	7%	3%	2%	2%	2%	5%	5%
VA	4%	5%	5%	4%	1%	1%	2%	6%	6%
Other	51%	49%	50%	54%	55%	57%	60%	65%	65%

Property Type Distribution
Office	37%	37%	37%	40%	45%	44%	42%	28%	28%
Retail	30%	30%	31%	32%	34%	33%	31%	41%	41%
Multi-Family	13%	15%	13%	11%	9%	10%	12%	11%	11%
Hotel	7%	7%	7%	6%	6%	8%	6%	4%	4%
Self-Storage	4%	4%	4%	3%	2%	2%	2%	3%	3%
Industrial	2%	3%	2%	3%	2%	1%	2%	4%	4%
Other	6%	4%	6%	5%	2%	3%	4%	10%	10%

Weighted Average Current LTV	69%	69%	68%	69%	67%	68%	67%	68%	68%

Weighted Average Debt Service Coverage Ratio	1.63	1.63	1.66	1.67	1.73	1.71	1.79	1.89	1.89

The information presented above represents collateral information on our non-rated commercial CES portfolio, and excludes loans underlying a non-rated CES investment in a re-REMIC interest.

Table 17: Securities Portfolio at June 30, 2006 - Characteristics (in thousands)

				RATING
	Total	AAA	AA	A	BBB	BB	B	Unrated
Commercial Real Estate	$401	$6	$2	$18	$101	$159	$39	$76
Residential Prime Real Estate	1,567	72	251	259	270	379	169	167
Residential Sub-Prime Real Estate	407	5	86	237	79	-	-	-
Residential Second Lien Real Estate	93	3	46	38	6	-	-	-
REIT Corporate Debt	9	-	-	-	1	8	-	-
Real Estate CDOs	184	44	28	37	60	14	-	1
Total securities portfolio	$2,661	$130	$413	$589	$517	$560	$208	$244

Includes a portion of Redwood's permanent investment portfolio, plus securities consolidated from Acacia CDO securitization entities sponsored by Redwood, plus securities held by Redwood temporarily prior to sale to Acacia. Does not include Redwood's permanent investments acquired from securitization entities sponsored by Redwood, as those securities are eliminated in the GAAP consolidation of the underlying entities.

Table 17: Securities Portfolio at December 31, 2005 - Characteristics (in thousands)

				RATING
	Total	AAA	AA	A	BBB	BB	B	Unrated
Commercial Real Estate	$380	$11	$2	$20	$129	$130	$30	$58
Residential Prime Real Estate	1,302	29	243	196	232	331	116	155
Residential Sub-prime Real Estate	442	5	86	292	59	-	-	-
Residential Second Lien Real Estate	108	-	49	54	5	-	-	-
REIT Corporate Debt	32	-	-	-	24	8	-	-
Real Estate CDOs	155	37	25	37	44	11	-	1
Total securities portfolio	$2,419	$82	$405	$599	$493	$480	$146	$214

Includes a portion of Redwood's permanent investment portfolio, plus securities consolidated from Acacia CDO securitization entities sponsored by Redwood, plus securities held by Redwood temporarily prior to sale to Acacia. Does not include Redwood's permanent investments acquired from securitization entities sponsored by Redwood, as those securities are eliminated in the GAAP consolidation of the underlying entities.

Table 18: ABS Issued Characteristics -
Residential Mortgage Loans (Sequoia) (all $ in thousands)

					Principal
		Original		Estimated	Outstanding At
Sequoia	Issue	Issue	Stated	Callable	June 30,
ABS Issued (1)	Date	Amount	Maturity	Date	2006
Sequoia 1	07/29/97	$534,347	2028	Called	$-
Sequoia 2	11/06/97	749,160	2029	Called	-
Sequoia 3	06/26/98	635,288	2028	Called	-
Sequoia 1A	05/04/99	157,266	2028	Called	-
Sequoia 4	03/21/00	377,119	2024	2007	90,890
Sequoia 5	10/29/01	510,047	2026	2006	134,350
Sequoia 6	04/26/02	506,142	2027	2007	160,064
Sequoia 7	05/29/02	572,000	2032	2006	125,502
Sequoia 8	07/30/02	642,998	2032	2006	156,812
Sequoia 9	08/28/02	558,266	2032	2008	141,453
Sequoia 10	09/26/02	1,041,600	2027	2008	339,000
Sequoia 11	10/30/02	704,936	2032	2007	193,260
Sequoia 12	12/19/02	1,096,891	2033	2006	289,191
Sequoia 2003-1	02/27/03	1,012,321	2033	2007	297,723
Sequoia 2003-2	04/29/03	815,080	2022	2007	248,356
Sequoia 2003-3	06/26/03	538,452	2023	2007	154,391
MLCC 2003-C	06/26/03	984,349	2023	2008	308,512
MLCC 2003-D	07/29/03	1,003,591	2028	2008	341,006
Sequoia 2003-4	07/29/03	504,273	2033	2007	216,551
Sequoia 2003-5	08/27/03	840,248	2033	2007	240,567
Sequoia 2003-6	10/29/03	649,999	2033	2007	182,937
Sequoia 2003-7	11/25/03	811,707	2034	2007	237,205
Sequoia 2003-8	12/23/03	964,238	2034	2007	335,080
MLCC 2003-E	08/28/03	983,852	2028	2008	336,548
MLCC 2003-F	09/25/03	1,297,913	2028	2008	452,632
MLCC 2003-H	12/22/03	739,196	2029	2008	259,857
Sequoia 2004-1	01/28/04	616,562	2034	2007	193,954
Sequoia 2004-2	02/25/04	690,548	2034	2007	233,736
Sequoia 2004-3	03/30/04	917,673	2034	2006	284,713
Sequoia 2004-4	04/29/04	808,933	2010	2007	258,874
Sequoia 2004-5	05/27/04	831,540	2012	2008	270,558
Sequoia 2004-6	06/29/04	910,662	2012	2008	313,834
SEMHT 2004-01	06/29/04	317,044	2014	2008	133,139
Sequoia 2004-7	07/29/04	1,032,685	2034	2008	310,394
Sequoia 2004-8	08/27/04	807,699	2034	2008	310,988
Sequoia 2004-9	09/29/04	772,831	2034	2008	325,421
Sequoia 2004-10	10/28/04	673,356	2034	2009	282,597
Sequoia 2004-11	11/23/04	705,746	2034	2008	342,476
Sequoia 2004-12	12/22/04	821,955	2035	2009	332,722
Sequoia 2005-1	01/27/05	409,071	2035	2008	189,983
Sequoia 2005-2	02/24/05	338,481	2035	2008	140,246
Sequoia 2005-3	04/28/05	359,182	2035	2009	196,304
Madrona 2005-A	08/25/05	5,400	2008	2008	5,400
Sequoia 2005-4	09/29/05	324,576	2035	2012	250,253
Total Sequoia ABS Issuance		$30,575,223			$9,617,479

ABS Resecuritizations
SMFC 2002A	04/30/02	$80,622	2029	Called	$-
SMFC 2002B	12/19/02	161,605	2039	Called	-
Total ABS Resecuritizations		$242,227			$-

Table 19: ABS Issued Characteristics - IO's from Residential Real Estate Loans
(Sequoia Interest-Only Certificates Issued) (all $ in thousands)

					Adjusted Issue
		Original		Estimated	Amount At
Sequoia ABS	Issue	Issue	Stated	Callable	June 30,
IO's Issued (1)	Date	Amount	Maturity	Date	2006
MLCC 2003-C X-A-2	06/26/03	$12,662	2007	2008	$919
MLCC 2003-D X-A-1	07/29/03	22,371	2007	2008	2,083
MLCC 2003-E X-A-1	08/28/03	16,550	2007	2008	2,253
MLCC 2003-F X-A-1	09/25/03	18,666	2007	2008	2,499
Sequoia 2003-6 X-1	10/29/03	8,220	2007	2007	935
SMFC 2003A AX1	10/31/03	70,568	2007	2007	5,647
Sequoia 2003-7 X-1	11/25/03	10,345	2007	2007	1,313
Sequoia 2003-8 X-1	12/23/03	12,256	2007	2007	1,753
Sequoia 2004-1 X-1	01/28/04	7,801	2007	2007	1,243
Sequoia 2004-2 X-1	02/25/04	8,776	2007	2007	1,529
SMFC 2004A AX1	02/26/04	10,626	2007	2007	1,826
MLCC 2003-H X-A-1	12/22/03	10,430	2007	2008	1,975
Sequoia 2004-4 X-1	05/28/04	9,789	2010	2007	2,166
Sequoia 2004-5 X-1	05/27/04	3,371	2012	2008	769
Sequoia 2004-6 X-A	06/29/04	10,884	2012	2008	5,474
Sequoia 2004-7 X-A	07/29/04	12,145	2034	2008	6,246
Sequoia 2004-8 X-A	08/27/04	18,270	2034	2008	9,741
Sequoia 2004-9 X-A	09/29/04	16,951	2034	2008	9,316
Sequoia 2004-10 X-A	10/28/04	14,735	2034	2009	8,276
Sequoia 2004-11 X-A-1	11/23/04	12,603	2034	2008	7,548
Sequoia 2004-11 X-A-2	11/23/04	4,697	2034	2008	2,860
Sequoia 2004-12 X-A-1	12/22/04	14,453	2035	2009	8,599
Sequoia 2004-12 X-A-2	12/22/04	4,619	2035	2009	5,081
Sequoia 2005-1 X-A	01/27/05	9,669	2035	2008	5,977
Sequoia 2005-2 X-A	02/24/05	7,484	2035	2008	4,636
Sequoia 2005-3 X-A	04/28/05	8,183	2035	2009	5,556
Total Sequoia Issuance		$357,124			$106,220

(1) Does not include Sequoia IO's acquired by Redwood or Acacia

Table 20: ABS Characteristics - Commercial Real Estate Loans (all $ in thousands)

					Principal
		Original		Estimated	Outstanding At
Commercial	Issue	Issue	Stated	Callable	June 30,
ABS Issued	Date	Amount	Maturity	Date	2006
Commercial 1	03/30/01	$9,010	2002	Paid Off	$-
Commercial 2	03/30/01	8,320	2003	Paid Off	-
Commercial 3	03/01/02	8,318	2003	Paid Off	-
Commercial 4	08/18/03	5,595	2009	Paid Off	-
Commercial 5	12/10/04	4,030	2005	Paid Off	-
Commercial 6	02/07/05	4,250	2009	Paid Off	-
Total Commercial Issuance		$39,523			$-

Table 21: Acacia CDO ABS Issued Characteristics
(all $ in thousands)

					Principal
		Original		Estimated	Outstanding At
	Issue	Issue	Stated	Callable	June 30,
CDO Issuance (1)	Date	Amount	Maturity	Date	2006
Acacia CDO 1	12/10/02	$285,000	2023	Called	$-
Acacia CDO 2	05/13/03	283,875	2023	Called	-
Acacia CDO 3	11/04/03	284,250	2038	2006	237,173
Acacia CDO 4	04/08/04	293,400	2039	2007	285,682
Acacia CDO 5	07/14/04	282,125	2039	2012	281,849
Acacia CDO 6	11/09/04	282,000	2040	2012	281,306
Acacia CDO 7	03/10/05	282,000	2045	2013	281,139
Acacia CDO 8	07/14/05	252,000	2045	2013	251,745
Acacia CRE1	12/14/05	261,750	2045	2013	261,750
Acacia CDO 9	03/09/06	277,800	2046	2013	277,800
Total CDO Issuance		$2,784,200			$2,158,444

(1) Does not include ABS acquired by Redwood or Acacia

Redwood Trust Corporate Information

Executive Officers:	Directors:

George E. Bull, III	George E. Bull, III
Chairman of the Board and	Chairman of the Board and
Chief Executive Officer	Chief Executive Officer

Douglas B. Hansen	Douglas B. Hansen
President	President

Martin S. Hughes	Richard D. Baum
Vice President	Chief Deputy Insurance
Commissioner for the
Harold F. Zagunis	State of California
Chief Financial Officer
Thomas C. Brown
Brett D. Nicholas	CEO, Urban Bay Properties, Inc.
Vice President
Mariann Byerwalter
Loren R. Picard	Chairman, JDN Corporate
Vice President	Advisory, LLC

Andrew I. Sirkis	Greg H. Kubicek
Vice President	President, The Holt Group, Inc.

Georganne C. Proctor
Executive Vice President and
Chief Financial Officer, TIAA-CREF

Charles J. Toeniskoetter
Chairman, Toeniskoetter & Breeding, Inc.

David L. Tyler
Private Investor

Stock Listing:
The Company's common stock is traded on the
New York Stock Exchange under the symbol RWT.

Corporate Office:
One Belvedere Place, Suite 300
Mill Valley, California 94941
Telephone: 415-389-7373

Investor Relations:
Nicole Klock
IR Hotline: 866-269-4976
Telephone: 415-380-2321

Email: nicole.klock@redwoodtrust.com

Transfer Agent:
Computershare
2 North LaSalle Street
Chicago, IL 60602

Telephone: 888-472-1955
For more information about our company, please visit our website at:
www.redwoodtrust.com